Exhibit 99

NBT BANCORP INC. 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

ARTICLE II
ADMINISTRATION

2.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER	17
2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY	18
2.3	ALLOCATION AND DELEGATION OF RESPONSIBILITIES	18
2.4	POWERS AND DUTIES OF THE ADMINISTRATOR	18
2.5	RECORDS AND REPORTS	19
2.6	APPOINTMENT OF ADVISERS	20
2.7	PAYMENT OF EXPENSES	20
2.8	CLAIMS PROCEDURE	20
2.9	CLAIMS REVIEW PROCEDURE	20

ARTICLE III
ELIGIBILITY

3.1	CONDITIONS OF ELIGIBILITY	21
3.2	EFFECTIVE DATE OF PARTICIPATION	21
3.3	DETERMINATION OF ELIGIBILITY	21
3.4	TERMINATION OF ELIGIBILITY	22
3.5	REHIRED EMPLOYEES AND BREAKS IN SERVICE	22
3.6	ELECTION NOT TO PARTICIPATE	23

ARTICLE IV
CONTRIBUTION AND ALLOCATION

4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION	23
4.2	PARTICIPANT'S SALARY REDUCTION ELECTION	24
4.3	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION	29
4.4	ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS	29
4.5	ACTUAL DEFERRAL PERCENTAGE TESTS	33
4.6	ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS	37
4.7	ACTUAL CONTRIBUTION PERCENTAGE TESTS	41
4.8	ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS	43
4.9	MAXIMUM ANNUAL ADDITIONS	47
4.10	PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS	49
4.11	ROLLOVERS FROM OTHER PLANS	50

4.12	DIRECTED INVESTMENT ACCOUNT	51
4.13	QUALIFIED MILITARY SERVICE	52

ARTICLE V
FUNDING AND INVESTMENT POLICY

5.1	INVESTMENT POLICY	52

ARTICLE VI
VALUATIONS

6.1	VALUATION OF THE TRUST FUND	53
6.2	METHOD OF VALUATION	53

ARTICLE VII
DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1	DETERMINATION OF BENEFITS UPON RETIREMENT	54
7.2	DETERMINATION OF BENEFITS UPON DEATH	54
7.3	DETERMINATION OF BENEFITS IN EVENT OF DISABILITY	55
7.4	DETERMINATION OF BENEFITS UPON TERMINATION	56
7.5	DISTRIBUTION OF BENEFITS	58
7.6	HOW PLAN BENEFIT WILL BE DISTRIBUTED	61
7.7	REQUIRED MINIMUM DISTRIBUTIONS	62
7.8	DISTRIBUTION FOR MINOR OR INCOMPETENT INDIVIDUAL	66
7.9	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	66
7.10	PUT OPTION	67
7.11	PRE-RETIREMENT DISTRIBUTION	68
7.12	ADVANCE DISTRIBUTION FOR HARDSHIP	68
7.13	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION	70
7.14	DIRECT ROLLOVER	70
7.15	CORRECTIVE DISTRIBUTIONS	72

ARTICLE VIII
TRUSTEE

8.1	BASIC RESPONSIBILITIES OF THE TRUSTEE	72
8.2	INVESTMENT POWERS AND DUTIES OF THE TRUSTEE	73
8.3	OTHER POWERS OF THE TRUSTEE	74
8.4	LOANS TO PARTICIPANTS	77
8.5	VOTING COMPANY STOCK	78
8.6	DUTIES OF THE TRUSTEE REGARDING PAYMENTS	79

8.7	TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES	79
8.8	ANNUAL REPORT OF THE TRUSTEE	79
8.9	AUDIT	80
8.10	RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE	80
8.11	TRANSFER OF INTEREST	81
8.12	TRUSTEE INDEMNIFICATION	81

ARTICLE IX
AMENDMENT, TERMINATION AND MERGERS

9.1	AMENDMENT	81
9.2	TERMINATION	82
9.3	MERGER, CONSOLIDATION OR TRANSFER OF ASSETS	82

ARTICLE X
TOP HEAVY

10.1	TOP HEAVY PLAN REQUIREMENTS	83
10.2	DETERMINATION OF TOP HEAVY STATUS	83

ARTICLE XI
MISCELLANEOUS

11.1	PARTICIPANT'S RIGHTS	86
11.2	ALIENATION	86
11.3	CONSTRUCTION OF PLAN	87
11.4	GENDER AND NUMBER	87
11.5	LEGAL ACTION	87
11.6	PROHIBITION AGAINST DIVERSION OF FUNDS	87
11.7	EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE	88
11.8	INSURER'S PROTECTIVE CLAUSE	88
11.9	RECEIPT AND RELEASE FOR PAYMENTS	88
11.10	ACTION BY THE EMPLOYER	88
11.11	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY	88
11.12	HEADINGS	89
11.13	ELECTRONIC MEDIA	89
11.14	PLAN CORRECTION	89
11.15	APPROVAL BY INTERNAL REVENUE SERVICE	89
11.16	UNIFORMITY	90
11.17	SECURITIES AND EXCHANGE COMMISSION APPROVAL	90

ARTICLE XII
PARTICIPATING EMPLOYERS

12.1	ADOPTION BY OTHER EMPLOYERS	90
12.2	REQUIREMENTS OF PARTICIPATING EMPLOYERS	90
12.3	DESIGNATION OF AGENT	90
12.4	EMPLOYEE TRANSFERS	91
12.5	PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES	91
12.6	AMENDMENT	91
12.7	DISCONTINUANCE OF PARTICIPATION	91
12.8	ADMINISTRATOR'S AUTHORITY	92

NBT BANCORP INC. 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN

THIS AGREEMENT, hereby made and entered into this 21st day of    December, 2009     , by and between NBT Bancorp Inc. (herein referred to as the "Employer") and NBT Bank, N.A. (herein referred to as the "Trustee").

W I T N E S S E T H:

WHEREAS, the Employer heretofore established an Employee Stock Ownership Plan and Trust effective January 1, 1979 (hereinafter called the "Effective Date"), known as the NBT Bancorp, Inc. Employee Stock Ownership Plan in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees and, effective April 1, 1994, established a tax deferred savings plan, known as the NBT Bancorp 401(k) Retirement Plan. Effective January 1, 1997, the NBT Bancorp 401(k) Retirement Plan was merged into the NBT Bancorp, Inc. Employee Stock Ownership Plan in conjunction with this merger in order to comply with the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), the Uruguay Round Agreements Act (“GATT”), the Small Business Job Protection Act of 1996 (“SBJPA”), the Taxpayer Relief Act of 1997 (“TRA ‘97”), and the IRS Restructuring and Reform Act of 1998 (“IRRA”) the plan was amend and restated to incorporate all necessary language and changes.  That plan was thereinafter known as the NBT Bancorp, Inc. 401(k) and Employee Stock Ownership Plan (the “Plan”). The Plan was subsequently amended to incorporate the merger of the BSB Bank & Trust Company 401(k) Savings Plan, LA Bank, N.A. Profit Sharing/401(k) Plan, Pioneer American Bank N.A. 401(k) Plan and the M. Griffith, Inc. Employee Savings Plan. Further, in order to comply with legislative and regulatory requirements imposed subsequent to LA Bank, N.A. Profit Sharing/401(k) Plan’s, Pioneer American Bank N.A. 401(k) Plan’s and the M. Griffith, Inc. Employee Savings Plan’s last restatement the effective date with regard to such merged plans shall be January 1, 1997; and

WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended; and

WHEREAS, contributions to the Plan will be made by the Employer and such contributions made to the trust will be invested primarily in the capital stock of the Employer;

NOW, THEREFORE, effective January 1, 2009, except as otherwise provided, the Employer and the Trustee in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amend the Plan in its entirety and restate the Plan to provide as follows:

ARTICLE I
DEFINITIONS

1.1           "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.2           "Administrator" means the Employer unless another person or entity has been designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

1.3           "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

1.4           "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 10.2.

1.5           "Anniversary Date" means the last day of the Plan Year.

1.6           "Beneficiary" means the person (or entity) to whom the share of a deceased Participant's interest in the Plan is payable.

1.7           "Catch-Up Contribution" means, effective January 1, 2002, Deferred Compensation made to the Plan by a Catch-Up Eligible Participant during any taxable year of such Participant that is in excess of the following:

(a)           a statutory limit on Deferred Compensation or "annual additions" provided in Code Sections 401(a)(30), 402(h), 403(b), 408, 415(c), or 457(b)(2) (without regard to Code Section 457(b)(3), as applicable; or

(b)           a Plan limit on Deferred Compensation which is not a limit provided in (a) above.

1.8           "Catch-Up Eligible Participant" means, effective January 1, 2002, a Participant who:

(a)           is eligible to defer Compensation pursuant to Section 4.2; and

(b)          will attain age 50 or higher before the end of the Employee's taxable year.

1.9           "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

1.10         "Company Stock" means common stock issued by the Employer (or by a corporation which is a member of the controlled group of corporations of which the Employer is a member) which is readily tradeable on an established securities market. If there is no common stock which meets the foregoing requirement, the term "Company Stock" means common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Employer (or of any other such corporation) having the greatest voting power, and (B) that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be "Company Stock" if such stock is convertible at any time into stock which constitutes "Company Stock" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable. For purposes of the preceding sentence, pursuant to Regulations, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

1.11         "Company Stock Account" means the account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund.

A separate accounting shall be maintained with respect to that portion of the Company Stock Account attributable to Elective Contributions and Non-Elective Contributions.

A separate accounting shall be maintained with respect to that portion of the Company Stock Account attributable to a Participant's or the Participant's Beneficiary's election pursuant to Section 7.5(d)(3) to reinvest cash dividends in Company Stock. Any such Company Stock allocated to the Company Stock Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

1.12         "Compensation" means, with respect to any Participant and except as otherwise provided herein, remuneration paid by the Employer to such Participant's in the form of base salary or wages, commissions, overtime, and cash bonuses other than branch or sales-related bonuses, but excluding distributions from non-qualified plans, income from the exercise of stock options, severance payments, President Awards and amounts the Employer classifies as benefit flex credits, regardless if such amounts are includible in the Participant’s taxable income. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

For purposes of this Section, the determination of Compensation shall be made by:

(a)           including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. For this purpose, effective January 1, 1998, amounts not includible in gross income under Code Section 125 shall be deemed to include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that the Participant has other health coverage, provided the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.

(b)           excluding pre-participation Compensation paid during the Plan Year while not a Participant in the component of the Plan for which Compensation is being used.

(c)           effective for Plan Years beginning on and after July 1, 2007, making the following adjustments for amounts that are paid by the later of 2 1/2 months after a Participant's severance from employment with the Employer or the end of the Limitation Year that includes the date of the Participant's severance from employment with the Employer. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered Compensation, even if payment is made within the time period specified above.

(1)           Compensation shall include regular pay after severance of employment if:

(i)           The payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(ii)           The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

(2)           Leave cash-outs shall be included in Compensation if those amounts would have been included in the definition of Compensation if they were paid prior to the Participant's severance from employment with the Employer, and the amounts are for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued.

(3)           Payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service shall be included in Compensation.

Compensation in excess of $200,000 (or such other amount provided in the Code) shall be disregarded for all purposes other than for purposes of salary deferral elections pursuant to Section 4.2. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any "determination period" of less than twelve (12) months, the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the "determination period" begins multiplied by the ratio obtained by dividing the number of full months in the short "determination period" by twelve (12). A "determination period" is not less than twelve (12) months solely because a Participant's Compensation does not include Compensation paid during a determination period while the Participant was not a Participant in the Plan (or a component of the Plan).

If any Employees are excluded from the Plan (or from any component of the Plan), then Compensation for any such Employees who become eligible or cease to be eligible to participate in the Plan (or in the component of the Plan) during a Plan Year shall only include Compensation while such Employees are Eligible Employees of the Plan (or of such component of the Plan).

For purposes of this Section, if the Plan is a plan described in Code Section 413(c) or 414(f) (a plan maintained by more than one Employer), the limitation applies separately with respect to the Compensation of any Participant from each Employer maintaining the Plan.

If, in connection with the adoption of any amendment, the definition of Compensation has been modified, then, except as otherwise provided herein, for Plan Years prior to the Plan Year which includes the adoption date of such amendment, Compensation means compensation determined pursuant to the terms of the Plan then in effect.

1.13         "Contract" or "Policy" means any life insurance policy, retirement income policy or annuity policy (group or individual) issued pursuant to the terms of the Plan. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

1.14         "Deferred Compensation" with respect to any Participant means the amount of the Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to Section 4.2. Deferred Compensation (including Catch-Up Contributions) shall not exceed "415 Compensation." The term "Deferred Compensation" includes Pre-Tax Elective Deferrals and Roth Elective Deferrals.

1.15         "Distribution Calendar Year" means a calendar year for which a minimum distribution pursuant to Section 7.7 is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date under Section 7.7. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 7.7. The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's required beginning date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's required beginning date occurs, will be made on or before December 31st of that Distribution Calendar Year.

1.16         "Early Retirement Date" means the first day of the month (prior to the Normal Retirement Date) coinciding with or following the date on which a Participant or Former Participant attains age 55, and has completed at least 5 Years of Service with the Employer (Early Retirement Age). A Participant shall become fully Vested upon satisfying this requirement if still employed at Early Retirement Age.

Notwithstanding, for Participants in the L.A. Bank, N.A., 401(k) Profit Sharing Plan on December 31, 2000, “Early Retirement Date” means the first day of the month coinciding with or following the date on which a Participant or Former Participant attains age 60.

A Former Participant who separates from service after satisfying any service requirement but before satisfying the age requirement for Early Retirement Age and who thereafter reaches the age requirement contained herein shall be entitled to receive benefits under this Plan (other than any accelerated vesting and allocations of Employer Contributions) as though the requirements for Early Retirement Age had been satisfied.

1.17         "Elective Contribution" means the Employer contributions to the Plan of Deferred Compensation. In addition, any Employer Qualified Non-Elective Contribution made pursuant to Section 4.6(c) which is used to satisfy the "Actual Deferral Percentage" tests shall be considered an Elective Contribution for purposes of the Plan. Any contributions deemed to be Elective Contributions (whether or not used to satisfy the "Actual Deferral Percentage" tests or the "Actual Contribution Percentage" tests) shall be subject to the requirements of Sections 4.2(b) and 4.2(c) and shall further be required to satisfy the nondiscrimination requirements of Regulation 1.401(k)-1(b)(5) and Regulation 1.401(m)-1(b)(5), the provisions of which are specifically incorporated herein by reference.

1.18         "Eligible Employee" means any Employee, except as provided below. The following Employees shall not be eligible to participate in this Plan:

(a)           Employees of Affiliated Employers, unless such Affiliated Employers have specifically adopted this Plan in writing.

(b)           Employees classified as Temporary or “Prime Time” by the Employer, unless and until any such Employee is credited with 1000 or more Hours of Service during an eligibility computation period. “Prime Time” Employees are Employees hired to work specific limited hour schedules to cover certain peak business hours.

(c)           Individuals who are not reported on the payroll records of the Employer as common law employees. In particular, it is expressly intended that individuals who are not treated as common law employees by the Employer on its payroll records, or partners or other Self-Employed Individuals who are treated as independent contractors, are not Eligible Employees and are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors.

(d)           Employees who are Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2).

(e)           Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for coverage in this Plan.

(f)           Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

(g)           Employees who are employed by EPIC either at the time of or subsequent to the acquisition of EPIC by NBT Bancorp Inc. shall not be eligible to participate in this Plan.  Notwithstanding the forgoing and unless otherwise precluded by law, in the event the exclusion of such EPIC Employees from the Plan would cause the Plan to fail to satisfy the coverage and/or nondiscrimination requirements under the Code, then, unless otherwise precluded by law, the least number of EPIC Employees who are not Highly Compensated Employees, beginning with the lowest compensated eligible EPIC Employee, will be included in the Plan until the coverage requirements and/or nondiscrimination requirements are satisfied.  For purposes of this Section, an EPIC Employee will mean an individual who is employed by EPIC either at the time of or subsequent to the acquisition of EPIC by NBT Bancorp Inc.

(h)           Employees who are employed by the Hathaway Agency either at the time of or subsequent to the acquisition of the Hathaway Agency by NBT Bancorp Inc. shall not be eligible to participate in this Plan.  Notwithstanding the foregoing and unless otherwise precluded by law, in the event the exclusion of such Hathaway Agency employees from the Plan would cause the Plan to fail to satisfy the coverage and/or nondiscrimination requirements under the Code, then, unless otherwise precluded by law and after the application of subparagraph (f), the least number of Hathaway Agency employees who are not Highly Compensated Employees, beginning with the lowest compensated eligible Hathaway Agency employee, will be included in the Plan until the coverage requirements and/or nondiscrimination requirements are satisfied.  For purposes of this Section, a Hathaway Agency employee will mean an individual who is employed by the Hathaway Agency either at the time of or subsequent to the acquisition of the Hathaway Agency by NBT Bancorp Inc.

1.19         "Employee" means any person who is employed by the Employer or Affiliated Employer. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

1.20         "Employer" means NBT Bancorp Inc. and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a corporation with principal offices in the State of New York. In addition, where appropriate, the term Employer shall include NBT Bank, N.A. and any other Participating Employer (as defined in Section 12.1) which shall adopt this Plan.

1.21         "ESOP" means an employee stock ownership plan that meets the requirements of Code Section 4975(e)(7) and Regulation 54.4975-11.

1.22         "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the Employer matching contributions made pursuant to Section 4.1(b) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 4.7(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual contribution ratios beginning with the highest of such ratios). Such determination shall be made after first taking into account corrections of any Excess Deferred Compensation pursuant to Section 4.2 and taking into account any adjustments of any Excess Contributions pursuant to Section 4.6.

1.23         "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Contributions used to satisfy the "Actual Deferral Percentage" tests made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.5(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual deferral ratios beginning with the highest of such ratios). Excess Contributions shall be treated as an "annual addition" pursuant to Section 4.9(b).

1.24         "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to Section 4.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.9(b) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant's taxable year. Additionally, for purposes of Sections 10.2 and 4.4(h), Excess Deferred Compensation shall continue to be treated as Employer contributions even if distributed pursuant to Section 4.2(f). However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of Section 4.5(a) to the extent such Excess Deferred Compensation occurs pursuant to Section 4.2(d).

1.25         "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

1.26         "Fiscal Year" means the Employer's accounting year of 12 months commencing on January 1st of each year and ending the following December 31st.

1.27         "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of:

(a)           the distribution of the entire Vested portion of the Participant's Account of a Former Participant who has severed employment with the Employer, or

(b)           the last day of the Plan Year in which a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service.

Regardless of the preceding provisions, if a Former Participant is eligible to share in the allocation of Employer contributions or Forfeitures in the year in which the Forfeiture would otherwise occur, then the Forfeiture will not occur until the end of the first Plan Year for which the Former Participant is not eligible to share in the allocation of Employer contributions or Forfeitures. Furthermore, the term "Forfeiture" shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

1.28         "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

1.29         "415 Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. "415 Compensation" must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

Notwithstanding the above, the determination of 415 Compensation shall be made by:

(a)           including any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4) and 457. For this purpose, effective January 1, 1998, amounts not includible in gross income under Code Section 125 shall be deemed to include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that the Participant has other health coverage, provided the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.

(b)           For purposes of Section 4.4(h), excluding Catch-Up contributions.

(c)           effective for Limitation Years beginning on and after January 1, 2007, making the following adjustments for amounts that are paid by the later of 2 1/2 months after a Participant's severance from employment with the Employer or the end of the Limitation Year that includes the date of the Participant's severance from employment with the Employer. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered compensation within the meaning of Code Section 415(c)(3), even if payment is made within the time period specified above.

(1)           415 Compensation shall include regular pay after severance of employment if:

(i)            The payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(ii)           The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

(2)           Leave cash-outs shall be included in 415 Compensation if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the Participant's severance from employment with the Employer and the amounts are for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued.

(3)           Payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service shall be included in 415 Compensation.

1.30         "414(s) Compensation" means any definition of compensation that satisfies the nondiscrimination requirements of Code Section 414(s) and the Regulations thereunder. The period for determining 414(s) Compensation must be either the Plan Year or the calendar year ending with or within the Plan Year. An Employer may further limit the period taken into account to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested. The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year.

1.31         "Highly Compensated Employee" means an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:

(a)           was a "five percent owner" as defined in Section 1.35(b) at any time during the "determination year" or the "look-back year"; or

(b)           for the "look-back year" had "415 Compensation" from the Employer in excess of $80,000. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

The "determination year" means the Plan Year for which testing is being performed, and the "look back year" means the immediately preceding twelve (12) month period.

A highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for the "determination year," in accordance with Regulation 1.414(q)-1T, A-4 and IRS Notice 97-45 (or any superseding guidance).

In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. If a Nonresident Alien Employee has U.S. source income, that Employee is treated as satisfying this definition if all of such Employee's U.S. source income from the Employer is exempt from U.S. income tax under an applicable income tax treaty. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

1.32         "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the component of the Plan being tested.

1.33         "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

Notwithstanding (2) above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of (2) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

1.34         "Investment Manager" means any Fiduciary described in Act Section 3(38).

1.35         "Key Employee" means, for Plan Years beginning after December 31, 2001, an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of the Employee's or former Employee's Beneficiaries) is considered a Key Employee if the Employee's or former Employee's, at any time during the Plan Year that contains the "determination date" (except for the Plan Year beginning after December 31, 2001, the prior Plan Year that contains the "determination date"), has been included in one of the following categories:

(a)           an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002).

(b)           a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer.

(c)           a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer.

For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. In determining whether an individual has 415 Compensation of more than $150,000 or $130,000 as adjusted, 415 Compensation from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

1.36         "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached Normal Retirement Date.

1.37         "Leased Employee" means any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person or entity ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer. A Leased Employee shall not be considered an Employee of the recipient Employer:

(a)           if such employee is covered by a money purchase pension plan providing:

(1)           a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3);

(2)           immediate participation;

(3)           full and immediate vesting; and

(b)           if Leased Employees do not constitute more than 20% of the recipient Employer's nonhighly compensated work force.

1.38         "Non-Elective Contribution" means the Employer contributions to the Plan excluding, however, contributions made pursuant to the Participant's deferral election provided for in Section 4.2 and any Qualified Non-Elective Contribution used in the "Actual Deferral Percentage" tests.

1.39         "Non-Highly Compensated Participant" means any Participant who is not a Highly Compensated Employee. However, for purposes of Section 4.5 and Section 4.7, if the prior year testing method is used, a Non-Highly Compensated Participant shall be determined using the definition of Highly Compensated Employee in effect for the preceding Plan Year.

A Participant is a Non-Highly Compensated Participant for a particular Plan Year if such Participant does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

1.40           "Non-Key Employee" means, for Plan Years beginning after December 31, 2001, any Employee or former Employee (and such Employee's or former Employee's Beneficiaries) who is not a Key Employee.

1.41           "Normal Retirement Age" means the Participant's 65th birthday. A Participant shall become fully Vested in the Participant's Account upon attaining Normal Retirement Age.

1.42           "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age.

1.43           "1-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

"Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

A "maternity or paternity leave of absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a 1-Year Break in Service.

1.44         "Other Investments Account" means the account of a Participant which is credited with such Participant's share of the net gain (or loss) of the Plan, Forfeitures and Employer contributions in other than Company Stock and which is debited with payments made to pay for Company Stock.

A separate accounting shall be maintained with respect to that portion of the Other Investments Account attributable to Elective Contributions and Non-Elective Contributions.

1.45         "Participant" means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

1.46         "Participant Direction Procedures" means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.12 and observed by the Administrator and applied to Participants who have Participant Directed Accounts.

1.47         "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to such Participant's total interest in the Plan and Trust resulting from the Employer Non-Elective Contributions.

A separate accounting shall be maintained with respect to that portion of the Participant's Account attributable to Employer matching contributions made pursuant to Section 4.1(b), Employer discretionary contributions made pursuant to Section 4.1(c) and any Employer Qualified Non-Elective Contributions.

1.48         "Participant's Account Balance" means the account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

1.49         "Participant's Combined Account" means the total aggregate amount of each Participant's Elective Account and Participant's Account.

1.50         "Participant's Directed Account" means that portion of a Participant's interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedure.

1.51         "Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan and Trust resulting from the Employer Elective Contributions used to satisfy the "Actual Deferral Percentage" tests. The Participant's Elective Account may consist of a Pre-Tax Elective Deferral Account and a Roth Elective Deferral Account. Unless specifically stated otherwise, any reference to a Participant's Elective  Account will refer to both of these sub-Accounts. A separate accounting shall be maintained with respect to that portion of the Participant's Elective Account attributable to such Elective Contributions pursuant to Section 4.2 and any Employer Qualified Non-Elective Contributions.

1.52         "Participant's Rollover Account" means the account established and maintained by the Administrator for each Participant with respect to such Participant's interest in the Plan resulting from amounts transferred from another plan or "conduit" Individual Retirement Account in accordance with Section 4.11.

A separate accounting shall be maintained with respect to that portion of the Participant's Rollover Account attributable to after-tax Employee contributions.

1.53         "Participant's Transfer Account" means the account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from amounts transferred to this Plan from a direct plan-to-plan transfer and/or with respect to such Participant's interest in the Plan resulting from amounts transferred from another qualified plan or "conduit" Individual Retirement Account in accordance with Section 4.10.

1.54         "Plan" means this instrument, including all amendments thereto.

1.55         "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st.

1.56         "Post-Severance Compensation" means payments made within 2 1/2 months after severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee's regular working hours, compensation for services outside the Employee's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued. Any payments not described above are not considered compensation if paid after severance from employment, even if they are paid within 2 1/2 months following severance from employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

1.57         "Pre-Tax Elective Deferral Account" means the portion of a Participant's Elective Account that is attributable to Pre-Tax Elective Deferrals.

1.58         "Pre-Tax Elective Deferrals" means a Participant's Elective Deferrals that are not includible in the Participant's gross income at the time deferred.

1.59         "Qualified Non-Elective Contribution" means any Employer contributions made pursuant to Section 4.6(c) and Section 4.8(g). Such contributions shall be considered an Elective Contribution for the purposes of the Plan and used to satisfy the "Actual Deferral Percentage" tests or the "Actual Contribution Percentage" tests.

1.60         "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

1.61         "Roth Elective Deferral Account" means the separate notational account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan and Trust resulting from Roth Elective Deferrals, including gains and losses attributable to those amounts. Amounts in the Roth Elective Deferral Account are nonforfeitable when made and are subject to the distribution restrictions of Section 4.2(c).

1.62         "Roth Elective Deferrals" means, effective January 1, 2010, a Participant's Deferred Compensation that are includible in the Participant's gross income at the time deferred and have been irrevocably designated as Roth Elective Deferrals by the Participant in his or her deferral election.

1.63         "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

1.64         "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date, Early or Late Retirement Date (see Section 7.1).

1.65         "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

1.66         "Top Heavy Plan" means, for Plan Years beginning after December 31, 2001, a plan described in Section 10.2(a).

1.67         "Top Heavy Plan Year" means, for Plan Years beginning after December 31, 2001, a Plan Year during which the Plan is a Top Heavy Plan.

1.68         "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing usual and customary employment with the Employer. The disability of a Participant shall be determined either by a licensed physician chosen by the Administrator or by a Participant becoming entitled to receive long term disability benefits under a long term disability program sponsored by the Employer. The determination shall be applied uniformly to all Participants.

1.69         "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

1.70         "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

1.71         "Valuation Date" means the last day of March, June, September and December of each year and any other date or dates deemed necessary or appropriate by the Administrator for the valuation of the Participant's accounts during the Plan Year, which may include any day that the Trustee, any transfer agent appointed by the Trustee or the Employer or any stock exchange used by such agent, are open for business.

1.72         "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

1.73         "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with the required Hours of Service in both the initial computation period (or the computation period beginning after a 1-Year Break in Service) and the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service, shall be credited with two (2) Years of Service for purposes of eligibility to participate.

For vesting purposes, the computation periods shall be the Plan Year, including periods prior to the Effective Date of the Plan.

The computation period shall be the Plan Year if not otherwise set forth herein.

Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c). However, in determining whether an Employee has completed a Year of Service for benefit accrual purposes in the short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

Years of Service with any employer who was acquired by a Participating Employer shall be recognized.

Years of Service with any Affiliated Employer shall be recognized.

ARTICLE II
ADMINISTRATION

2.1           POWERS AND RESPONSIBILITIES OF THE EMPLOYER

(a)           In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

(b)           The Employer may, by written agreement or designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

(c)           The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to the investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

(d)           The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

(e)           The Employer will furnish Plan Fiduciaries and Participants with notices and information statements when voting rights must be exercised pursuant to Section 8.5.

2.2           DESIGNATION OF ADMINISTRATIVE AUTHORITY

The Employer shall be the Administrator. The Employer may appoint any person, including, but not limited to, the Employees of the Employer, to perform the duties of the Administrator. Any person so appointed shall signify acceptance by filing written acceptance with the Employer. Upon the resignation or removal of any individual performing the duties of the Administrator, the Employer may designate a successor.

2.3           ALLOCATION AND DELEGATION OF RESPONSIBILITIES

If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

2.4           POWERS AND DUTIES OF THE ADMINISTRATOR

The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish the Administrator's duties under the Plan.

The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:

(a)           the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b)           to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

(c)           to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

(d)           to maintain all necessary records for the administration of the Plan;

(e)           to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(f)            to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

(g)           to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

(h)           to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

(i)            to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

(j)            to establish and communicate to Participants a procedure, which includes at least three (3) investment options pursuant to Regulations, for allowing each Participant to direct the Trustee as to the investment of such Participant's Company Stock Account pursuant to Section 4.12;

(k)           to establish and communicate to Participants a procedure and method to insure that each Participant will vote Company Stock allocated to such Participant's Company Stock Account pursuant to Section 8.5;

(l)            to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and

(m)           to assist any Participant regarding the Participant's rights, benefits, or elections available under the Plan.

2.5           RECORDS AND REPORTS

The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.6           APPOINTMENT OF ADVISERS

The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan's investment fiduciaries and to Plan Participants.

2.7           PAYMENT OF EXPENSES

All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, the costs of any bonds required pursuant to Act Section 412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

2.8           CLAIMS PROCEDURE

Claims for benefits under the Plan may be filed in writing with the Administrator. Written or electronic notice of the disposition of a claim shall be furnished to the claimant within 90 days (45 days if the claim involves disability benefits) after the application is filed, or such period as is required by applicable law or Department of Labor regulation. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.9           CLAIMS REVIEW PROCEDURE

Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.8 shall be entitled to request the Administrator to give further consideration to a claim by filing with the Administrator a written request for a hearing. Such request, together with a written statement of the reasons why the claimant believes the claim should be allowed, shall be filed with the Administrator no later than 60 days (180 days if the denied benefit involves disability benefits) after receipt of the written or electronic notification provided for in Section 2.8. The Administrator shall then conduct a hearing within the next 60 days (45 days if the claim involves disability benefits), at which the claimant may be represented by an attorney or any other representative of such claimant's choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of the claim. At the hearing the claimant or the claimant's representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days (45 days if the claim involves disability benefits) of receipt of the appeal (unless there has been an extension of 60 days (45 days if the claim involves disability benefits) due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period (45 day period if the claim involves disability benefits). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE III
ELIGIBILITY

3.1           CONDITIONS OF ELIGIBILITY

Any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.

Any other Eligible Employee who has attained age 21 shall be eligible to participate hereunder as of the date such Employee has satisfied such requirements.

3.2           EFFECTIVE DATE OF PARTICIPATION

An Eligible Employee shall become a Participant effective as of the first day of the month coinciding with or next following the date on which such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred or, if later, the date that the Employee would have otherwise entered the Plan had the Employee not terminated employment).

If an Employee, who has satisfied the Plan's eligibility requirements and would otherwise have become a Participant, shall go from a classification of a noneligible Employee to an Eligible Employee, such Employee shall become a Participant on the date such Employee becomes an Eligible Employee or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee, including any Temporary or Prime Time Employee who becomes an Eligible Employee by completion of 1000 hours during an eligibility computation period.

If an Employee, who has satisfied the Plan's eligibility requirements and would otherwise become a Participant, shall go from a classification of an Eligible Employee to a noneligible class of Employees, such Employee shall become a Participant in the Plan on the date such Employee again becomes an Eligible Employee, or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee. However, if such Employee incurs a 1-Year Break in Service, eligibility will be determined under the Break in Service rules set forth in Section 3.5.

3.3           DETERMINATION OF ELIGIBILITY

The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.9.

3.4           TERMINATION OF ELIGIBILITY

In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in the Plan for each Year of Service completed while a noneligible Employee, until such time as the Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, the Former Participant's interest in the Plan shall continue to share in the earnings of the Trust Fund.

3.5           REHIRED EMPLOYEES AND BREAKS IN SERVICE

(a)           If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed by the Employer before a 1-Year Break in Service occurs, the Former Participant shall become a Participant as of the reemployment date.

(b)           If any Employee becomes a former Employee due to severance from employment with the Employer and is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to the 1-Year Break in Service subject to the following rules:

(1)           In the case of a former Employee who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions, Years of Service before a period of 1-Year Break in Service will not be taken into account if the number of consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of pre-break Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior 1-Year Breaks in Service.

(2)           A Former Participant shall participate in the Plan as of the date of reemployment.

(c)           After a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service, the Vested portion of said Former Participant's Account attributable to pre-break service shall not be increased as a result of post-break service. In such case, separate accounts will be maintained as follows:

(1)           one account for nonforfeitable benefits attributable to pre-break service; and

(2)           one account representing the Participant's Employer derived account balance in the Plan attributable to post-break service.

(d)           If any Participant becomes a Former Participant due to severance of employment with the Employer and is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of the entire Vested interest prior to reemployment, then the forfeited account shall be reinstated only if the Former Participant repays the full amount which had been distributed. Such repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a severance of employment, the time for repayment may not end earlier than five (5) years after the date of distribution. In the event the Former Participant does repay the full amount distributed, the undistributed forfeited portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the distribution. The source for such reinstatement may be Forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer will contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year pursuant to Section 4.1(c), such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.4.

3.6           ELECTION NOT TO PARTICIPATE

An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, within a reasonable period of time before the beginning of a Plan Year.

ARTICLE IV
CONTRIBUTION AND ALLOCATION

4.1           FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

For each Plan Year, the Employer shall contribute to the Plan:

(a)           The amount of the total salary reduction elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed an Employer Elective Contribution.

(b)           On behalf of each Participant who is eligible to share in matching contributions for the Plan Year:

(1)           a matching contribution equal to 100% of each such Participant's Deferred Compensation up to 3% of Compensation per payroll period (including Catch-Up Contributions made pursuant to Section 4.2(a)), plus

(2)           a discretionary matching contribution, determined each year by the Employer, based on the Compensation of each such Participant with Deferred Compensation of 4% or more of annual Compensation (including Catch-Up Contributions made pursuant to Section 4.2(a)),

(3)           which amounts, if any, shall be deemed Employer Non-Elective Contributions.

(c)           A discretionary amount, which amount, if any, shall be deemed an Employer Non-Elective Contribution.

(d)           For Plan Years beginning on and after January 1, 2010, an additional “Interest Credit Based” discretionary amount, which amount, if any, shall be deemed an Employer Non-Elective Contribution.

(e)           Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top heavy minimum contribution.

(f)           All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee, except however, that contributions made pursuant to subparagraphs (b) and (c) may be made in Company Stock, or if not made in Company Stock shall be invested in Company Stock as provided for herein.

4.2           PARTICIPANT'S SALARY REDUCTION ELECTION

(a)           Each Participant may elect to defer a portion of Compensation which would have been received in the Plan Year (except for the deferral election) by up to the maximum amount which will not cause the Plan to violate the provisions of Sections 4.5(a) and 4.9. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election. For purposes of this Section, Compensation shall be determined on an annual basis prior to any reductions made pursuant to Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b), 414(v) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

For purposes of this Section, the annual dollar limitation of Code Section 401(a)(17) ($200,000 as adjusted) shall not apply except that the Administrator may elect to apply such limit as part of the deferral election procedures.

Roth Elective Deferrals. Effective January 1, 2010, a Participant may elect to have all or a portion of the Participant's Elective Deferrals to be considered Roth Elective Deferrals when contributed to the Plan. These Roth Elective Deferrals are includible in the Participant's gross income at the time deferred and must be irrevocably designated as Roth Elective Deferrals by the Participant in the Deferral Election Agreement.

Notwithstanding the above, effective January 1, 2002, each Catch-Up Eligible Participant shall be eligible to make Catch-Up Contributions during the Plan Year in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-Up Contributions shall not be taken into account for purposes of Code Sections 402(g) and 415(c). Catch-Up Contributions may be a dollar amount or a percentage of Compensation for each payroll period not to exceed the applicable dollar limit under Code Section 414(v), pursuant to procedures established by the Administrator. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 416 or 410(b), as applicable, by reason of the making of such Catch-Up Contributions.

Automatic Deferral Election Procedures. If the Employer elects to implement an automatic deferral election, then in the event a Participant fails to make a deferral election and does not affirmatively elect to receive cash, such Participant shall be deemed to have made a pre-tax deferral election equal to the percentage of Compensation set forth in procedures established by the Administrator and set forth in Appendix A of the Plan. The automatic deferral election may be applied to all Participants on a periodic basis and/or to Eligible Employees who become Participants after a certain date. Furthermore, if the automatic deferral election increases each year, then the Administrator shall establish procedures implementing such provision, including, but not limited to, the time at which such increases take effect. Notwithstanding the preceding, the Plan will comply with applicable federal laws and regulations relating to automatic deferral provisions.

The amount by which Compensation is reduced shall be that Participant's Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant's Elective Account.

(b)           The balance in each Participant's Elective Account shall be fully Vested at all times and, except as otherwise provided herein, shall not be subject to Forfeiture for any reason.

(c)           Notwithstanding anything in the Plan to the contrary, effective with respect to distributions and transactions made after December 31, 2001, amounts held in the Participant's Elective Account may not be distributable (including any offset of loans) earlier than:

(1)           a Participant's severance of employment;

(2)           a Participant's Total and Permanent Disability;

(3)           a Participant's death;

(4)           a Participant's attainment of age 59 1/2;

(5)           the termination of the Plan without the existence at the time of Plan termination of an alternative defined contribution plan or the establishment of an alternative defined contribution plan by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer. For this purpose, a defined contribution plan is not treated as an alternative defined contribution plan if the plan is an employee stock ownership plan (as defined in Code Section 4975(e)(7) or 409), a simplified employee pension plan (as defined in Code Section 408(k)), a SIMPLE IRA plan (as defined in Code Section 408(p)), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan that is described in Code Sections 457(b) or 457(f). Furthermore, if at all times during the 24-month period beginning 12 months before the date of the Plan's termination, fewer than 2% of the Participants in the Plan as of the date of Plan termination are eligible under the other defined contribution plan, then the other defined contribution plan is not an alternative defined contribution plan.

(6)           the date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets;

(7)           the date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary; or

(8)           the proven financial hardship of a Participant, subject to the limitations of Section 7.12.

(d)           For each Plan Year, effective January 1, 2002, a Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan during any calendar year shall not exceed the limitation imposed by Code Section 402(g), as in effect at the beginning of such calendar year, except to the extent permitted under Code Section 414(v), if applicable. If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with Section 4.2(f). The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

(e)           In the event a Participant has received, on or after December 31, 2001, a hardship distribution from the Participant's Elective Account pursuant to Section 7.12(b) or pursuant to Regulation 1.401(k)-1(d)(2)(iv) from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan for a period of six (6) months following the receipt of the distribution.

(f)           If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulations 1.402(g)-1(b) and 1.414(v)-1(g)(2)) under another qualified cash or deferred arrangement (as described in Code Section 401(k)), a simplified employee pension (as described in Code Section 408(k)(6)), a simple individual retirement account plan (as described in Code Section 408(p)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457(b), or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1st following the close of the Participant's taxable year, notify the Administrator in writing of such excess and request that the Participant's Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and income shall be treated as a pro rata distribution of Excess Deferred Compensation and income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year (and any income allocable to such excess amount). Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

(1)           the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

(2)           the Participant shall designate the distribution as Excess Deferred Compensation; and

(3)           the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

Any distribution made pursuant to this Section 4.2(f) shall be made first from unmatched Deferred Compensation and, thereafter, from Deferred Compensation which is matched. Matching contributions which relate to such Deferred Compensation shall be treated as a Forfeiture.

Notwithstanding the above, for any Plan Years in which a Participant may elect both Roth Elective Deferrals and Pre-Tax Elective Deferrals, the Administrator may operationally implement an ordering rule procedure for the distribution of Excess Deferred Compensation. Matching contributions that relate to Excess Deferred Compensation (regardless of whether such Excess Deferred Compensation is Pre-Tax Elective Deferrals or Roth Elective Deferrals) shall be treated as a Forfeiture.

(g)           Notwithstanding Section 4.2(f) above, a Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

(h)           Distributions of Excess Deferred Compensation must be adjusted for income (gain or loss), including for Plan Years beginning on or after January 1, 2007 and prior to January 1, 2008, an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the "gap period"). The Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(1)           Reasonable method of allocating income. The Administrator may use any reasonable method for computing the income allocable to Excess Deferred Compensation, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant's accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Deferred Compensation merely because the income allocable to Excess Deferred Compensation is determined on a date that is no more than seven (7) days before the distribution.

(2)           Alternative method of allocating income. The Administrator may allocate income to Excess Deferred Compensation for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Contributions, by a fraction, the numerator of which is the Excess Deferred Compensation for the Employee for the Plan Year, and the denominator of which is the sum of the account balance attributable to Elective Contributions.

(3)           Safe harbor method of allocating gap period income. The Administrator may use the safe harbor method in this paragraph to determine income on Excess Deferred Compensation for the gap period. Under this safe harbor method, income on Excess Deferred Compensation for the gap period is equal to ten percent (10%) of the income allocable to Excess Deferred Compensation for the Plan Year that would be determined under paragraph (2) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(4)           Alternative method for allocating Plan Year and gap period income. The Administrator may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (2) above to this aggregate period. This is accomplished by (a) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (b) substituting Elective Contributions for the Plan Year and the gap period, for Elective Contributions for the Plan Year in determining the fraction that is multiplied by that income.

(i)            At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant's Elective Account shall be used to provide additional benefits to the Participant or the Participant's Beneficiary.

(j)            Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

(k)           The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

(1)           A Participant must make an initial salary deferral election, or an election to receive cash in lieu of a salary deferral election if the Employer has implemented an automatic deferral election feature, within a reasonable time, not to exceed thirty (30) days, after entering the Plan pursuant to Section 3.2. If the Participant fails to make an initial salary deferral election, or an election to receive cash in lieu of a salary deferral election, if the automatic deferral election applies, within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a written salary reduction agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked.

(2)           A Participant may modify a prior election during the Plan Year and concurrently make a new election by filing a written notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective. However, modifications to a salary deferral election shall only be permitted monthly, during election periods established by the Administrator prior to the first day of each month. Any modification shall not have retroactive effect and shall remain in force until revoked.

(3)           A Participant may elect to prospectively revoke the Participant's salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period. Furthermore, the termination of the Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

4.3           TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

The Employer may make its contribution to the Plan for a particular Plan Year at such time as the Employer, in its sole discretion, determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Trustee the Plan Year for which the Employer is making its contribution.

4.4           ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

(a)           The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to each such Participant as set forth herein.

(b)           The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

(1)           With respect to the Employer Elective Contribution made pursuant to Section 4.1(a), to each Participant's Elective Account in an amount equal to each such Participant's Deferred Compensation for the year.

(2)           With respect to the Employer Non-Elective Contribution made pursuant to Section 4.1(b), to each Participant's Account in accordance with Section 4.1(b).

Participants shall be eligible to share in the matching contribution made pursuant to Section 4.1(b)(1) regardless of whether such Participants complete a Year or Service or are employed on the last day of the Plan Year.

Only Participants who have completed a Year of Service during the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in the matching contribution made pursuant to Section 4.1(b)(2) for the year.

(3)           With respect to the Employer Non-Elective Contribution made pursuant to Section 4.1(c), to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

Only Participants who have completed a Year of Service during the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in the discretionary contribution for the year.

(4)           With respect to the “Interest Credit Based” discretionary Employer Non-Elective Contribution made pursuant to Section 4.1(d), to each Participant's Account in an amount equal to:

(i)            the rate on 30-Year Treasury securities determined as of the November preceding the Plan Year, multiplied by

(ii)           the Participant’s “Account” in the NBT Bancorp Inc. Defined Benefit Pension Plan, determined as of the beginning of the Plan Year, attributable to Pay-Based Credits credited to such Participant’s” Account” for Plan Years beginning on and after January 1, 2010.

Only Participants who have completed a Year of Service during the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in this discretionary contribution for the year.

If the Employer does not contribute sufficient amounts to allocate as provided for in this paragraph (4) then the allocation of such contribution for each eligible Participant shall be based on the ratio of his amount determined in accordance with (i) and (ii) above to the total all eligible Participants’ amounts determined in accordance with (i) and (ii) above.

(c)           The Company Stock Account of each Participant shall be credited as of each Anniversary Date or other Valuation Date as may be appropriate with the Participant's allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer. Forfeitures of Company Stock shall only be credited as of each Anniversary Date. Stock dividends on Company Stock held in the Participant's Company Stock Account shall be credited to the Participant's Company Stock Account when paid to the Plan. Cash dividends on Company Stock held in the Participant's Company Stock Account shall be credited to the Participant's Other Investments Account when paid to the Plan.

(d)           Except as provided above with respect to stock dividends on Company Stock, as of each Valuation Date, before the current valuation period allocation of Employer contributions and Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts (other than each Participant's Company Stock Account) bear to the total of all Participants' and Former Participants' nonsegregated accounts (other than each Participant's Company Stock Account) as of such date. Earnings or losses with respect to a Participant's Directed Account shall be allocated in accordance with Section 4.12.

Participants' transfers from other qualified plans deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

(e)           On or before each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date may be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 3.5(d), be used to satisfy any contribution that may be required pursuant to Section 7.9, or used to pay any administrative expenses of the Plan. The remaining Forfeitures, if any, shall be allocated to Participants' Accounts and used to reduce the contribution of the Employer hereunder for the Plan Year in which such Forfeitures occur in the following manner:

(1)           Forfeitures attributable to Employer matching contributions made pursuant to Section 4.1(b) shall be used to reduce the Employer contribution for the Plan Year in which such Forfeitures occur.

(2)           Forfeitures attributable to Employer discretionary contributions made pursuant to Section 4.1(c) shall be added to any Employer discretionary contribution for the Plan Year in which such Forfeitures occur and allocated among the Participants' Accounts in the same manner as any Employer discretionary contribution.

Provided, however, that in the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in Section 4.9) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated to other Participants.

(f)            For any Top Heavy Plan Year, Employees not otherwise eligible to share in the allocation of contributions and Forfeitures as provided above, shall receive the minimum allocation provided for in Section 4.4(h) if eligible pursuant to the provisions of Section 4.4(j).

(g)           Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Retirement (Early, Normal or Late), Total and Permanent Disability or death shall share in the allocation of discretionary matching contributions, discretionary contributions, except those made pursuant to Section 4.1(d), and Forfeitures for that Plan Year.

(h)           Minimum Allocations Required for Top Heavy Plan Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer contributions and Forfeitures allocated to the Participant's Combined Account of each Employee shall be equal to at least three percent (3%) of such Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Employee in any defined contribution plan included with this Plan in a Required Aggregation Group). However, if (1) the sum of the Employer contributions and Forfeitures allocated to the Participant's Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, then the sum of the Employer contributions and Forfeitures allocated to the Participant's Combined Account of each Employee shall be equal to the largest percentage allocated to the Participant's Combined Account of any Key Employee. However, for Plan Years beginning after December 31, 2001, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee's Deferred Compensation shall not be taken into account.

However, no such minimum allocation shall be required in this Plan for any Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group where the other plan provides the minimum allocation.

(i)             For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions (excluding any Catch-Up Contributions) and Forfeitures allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

(j)             For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Combined Account of all Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Employees who have (1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

(k)           In lieu of the above, in any Plan Year in which an Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, the Employer shall not be required to provide such Employee with both the full separate defined benefit plan minimum benefit and the full separate defined contribution plan minimum allocation.

Therefore, for any Plan Year when the Plan is a Top Heavy Plan, an Employee who is participating in this Plan and a defined benefit plan maintained by the Employer shall receive a minimum monthly accrued benefit in the defined benefit plan equal to the product of (1) one-twelfth (1/12th) of "415 Compensation" averaged over the five (5) consecutive "limitation years" (or actual "limitation years," if less) which produce the highest average and (2) the lesser of (i) two percent (2%) multiplied by years of service when the plan is top heavy or (ii) twenty percent (20%).

(l)             For the purposes of this Section, "415 Compensation" in excess of $150,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. If "415 Compensation" for any prior determination period is taken into account in determining a Participant's minimum benefit for the current Plan Year, the "415 Compensation" for such determination period is subject to the applicable annual "415 Compensation" limit in effect for that prior period. For this purpose, in determining the minimum benefit in Plan Years beginning on or after January 1, 1989, the annual "415 Compensation" limit in effect for determination periods beginning before that date is $200,000 (or such other amount as adjusted for increases in the cost of living in accordance with Code Section 415(d) for determination periods beginning on or after January 1, 1989, and in accordance with Code Section 401(a)(17)(B) for determination periods beginning on or after January 1, 1994). For determination periods beginning prior to January 1, 1989, the $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted. For any short Plan Year the "415 Compensation" limit shall be an amount equal to the "415 Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

(m)           Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

(n)           Notwithstanding anything in this Section to the contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed. Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan.

4.5           ACTUAL DEFERRAL PERCENTAGE TESTS

(a)           Maximum Annual Allocation: For each Plan Year beginning after December 31, 2001, the annual allocation derived from Employer Elective Contributions to a Highly Compensated Participant's Elective Account shall satisfy one of the following tests:

(1)           The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) multiplied by 1.25, or

(2)           The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

(b)           For the purposes of this Section "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions (less Catch-Up Contributions) allocated to each Participant's Elective Account for such Plan Year, to such Participant's "414(s) Compensation" for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent. Employer Elective Contributions (less Catch-Up Contributions) allocated to each Non-Highly Compensated Participant's Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

Notwithstanding the above, if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the preceding Plan Year shall be calculated pursuant to the provisions of the Plan then in effect.

(c)           For the purposes of Sections 4.5(a) and 4.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.

Notwithstanding the above, if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 4.5(a) and 4.6, a Non-Highly Compensated Participant shall include any such Employee eligible to make a deferral election, whether or not such deferral election was made or suspended, pursuant to the provisions of the Plan in effect for the preceding Plan Year.

(d)           For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), this Plan may not be combined with any other plan.

(e)           For the purpose of this Section, when calculating the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group, the prior year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

(f)           Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.6 may be applied separately (or will be applied separately to the extent required by Regulations) to each "plan" within the meaning of Regulation Section 1.401(k)-6. Furthermore, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A). For purposes of applying this provision, the Administrator may use any effective date of participation that is permitted under Code Section 410(b) provided such date is applied on a consistent and uniform basis to all Participants.

(g)           Notwithstanding the preceding, for Plan Years beginning in 2006, Qualified Nonelective Contributions (as defined in Regulation Section 1.401(k)-6) cannot be taken into account in determining the Actual Deferral Ratio (ADR) for a Plan Year for a Non-Highly Compensated Employee (NHCE) to the extent such contributions exceed the product of that NHCE's Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan's "representative contribution rate." Any Qualified Nonelective Contribution taken into account under an Actual Contribution Percentage (ACP) test under Regulation Section 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Regulation Section 1.401(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of this Section (including the determination of the "representative contribution rate" under this Section). For purposes of this Section:

(1)           The Plan's "representative contribution rate" is the lowest "applicable contribution rate" of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest "applicable contribution rate" of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(2)           The "applicable contribution rate" for an eligible NHCE is the sum of the Qualified Matching Contributions (as defined in Regulation Section 1.401(k)-6) taken into account in determining the ADR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for the eligible NHCE for the Plan Year, divided by the eligible NHCE's Code Section 414(s) compensation for the same period.

Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer's obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for an NHCE to the extent such contributions do not exceed 10 percent (10%) of that NHCE's Code Section 414(s) compensation.

Qualified Matching Contributions may only be used to calculate an ADR to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Regulation Section 1.401(m)-2(a)(5)(ii) and as set forth in Section 4.7.

(h)           Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account to determine an ADR to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Regulation Section 1.401(k)-3, 1.401(m)-3, or 1.401(k)-4. Thus, for example, matching contributions that are made pursuant to Regulation Section 1.401(k)-3(c) cannot be taken into account under the ADP test. Similarly, if a plan switches from the current year testing method to the prior year testing method pursuant to Regulation Section 1.401(k)-2(c), Qualified Nonelective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

(i)            The ADR of any Participant who is a Highly Compensated Employee (HCE) for the Plan Year and who is eligible to have Elective Contributions (as defined in Regulation Section 1.401(k)-6) (and Qualified Nonelective Contributions and/or Qualified Matching Contributions, if treated as Elective Contributions for purposes of the ADP test) allocated to such Participant's accounts under two (2) or more cash or deferred arrangements described in Code Section 401(k), that are maintained by the same Employer, shall be determined as if such Elective Contributions (and, if applicable, such Qualified Nonelective Contributions and/or Qualified Matching Contributions) were made under a single arrangement. If an HCE participates in two or more cash or deferred arrangements of the Employer that have different Plan Years, then all Elective Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. However, for Plan Years beginning before the effective date of this Amendment, if the plans have different Plan Years, then all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single cash or deferred arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code Section 401(k).

(j)            Plans using different testing methods for the ADP and ACP test. Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ADP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ACP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use:

(1)           The recharacterization method of Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(2)           The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Contributions into account under the ACP test (rather than the ADP test); or

(3)           The rules of Regulation Section 1.401(k)-2(a)(6)(v) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

(k)           ADP when no Non-Highly Compensated Employees. If, for the applicable year for determining the ADP of the Non-Highly Compensated Employees for a Plan Year, there are no eligible Non-Highly Compensated Employees, then the Plan is deemed to satisfy the ADP Test for the Plan Year.

(l)            The multiple use test described in Code Section 401(m) in effect prior to the enactment of the Economic Growth and Tax Relief Reconciliation Act of 2001 shall not apply for Plan Years beginning after December 31, 2001.

4.6           ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

In the event (or if it is anticipated) that the initial allocations of the Employer Elective Contributions made pursuant to Section 4.4 do (or might) not satisfy one of the tests set forth in Section 4.5(a) for Plan Years beginning after December 31, 2001, the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

(a)           On or before the fifteenth day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, the Highly Compensated Participant having the largest dollar amount of Elective Contributions (less Catch-Up Contributions) shall have a portion of such Participant's Elective Contributions treated as Catch-Up Contributions and/or distributed until the total amount of Excess Contributions has been treated as Catch-Up Contributions and/or distributed, or until the amount of such Participant's remaining Elective Contributions equals the Elective Contributions (less Catch-Up Contributions) of the Highly Compensated Participant having the second largest dollar amount of Elective Contributions (less Catch-Up Contributions). This process shall continue until the total amount of Excess Contributions has been eliminated. In determining the amount of Excess Contributions to be treated as Catch-Up Contributions and/or distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced pursuant to Section 4.2(f) by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for such Participant's taxable year ending with or within such Plan Year.

(1)           With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

(i)             may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

(ii)            shall be designated by the Employer as a distribution of Excess Contributions (and income).

Notwithstanding the above, for any Plan Years in which Participant's may make both Roth Elective Deferrals and Pre-Tax Elective Deferrals, the Administrator may operationally implement an ordering rule procedure for the distribution of Excess Contributions. Matching Contributions that relate to Excess Contributions (regardless of whether such Excess Contributions are Pre-Tax Elective Deferrals or Roth Elective Deferrals) shall be treated as a Forfeiture.

Any distribution of Excess Contributions made pursuant to this subsection shall be made first from unmatched Elective Deferrals (regardless of whether they are attributable to Pre-Tax Elective Deferrals or Roth Elective Deferrals) and, thereafter, from Elective Deferrals which are matched. Matching contributions which relate to Elective Deferrals that are distributed pursuant to this Subsection shall be treated as a Forfeiture to the extent required pursuant to Code Section 401(a)(4) and the Regulations thereunder, unless the related Matching Contribution is distributed as an Excess Aggregate Contribution pursuant to Section 4.8.

(2)           Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and income.

(3)           Matching contributions which relate to Excess Contributions shall be forfeited unless the related matching contribution is distributed as an Excess Aggregate Contribution pursuant to Section 4.8.

(b)           Distributions of Excess Contributions must be adjusted for income (gain or loss), including, for Plan Years beginning on or after January 1, 2007 and prior to January 1, 2008, an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the "gap period"). The Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(1)           Reasonable method of allocating income. The Administrator may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant's accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution.

(2)           Alternative method of allocating income. The Administrator may allocate income to Excess Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

(i)            Account balance attributable to Elective Contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year, and

(ii)           Any additional amount of such contributions made for the Plan Year.

(3)           Safe harbor method of allocating gap period income. The Administrator may use the safe harbor method in this paragraph to determine income on Excess Contributions for the gap period. Under this safe harbor method, income on Excess Contributions for the gap period is equal to ten percent (10%) of the income allocable to Excess Contributions for the Plan Year that would be determined under paragraph (2) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(4)           Alternative method for allocating Plan Year and gap period income. The Administrator may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (2) above to this aggregate period. This is accomplished by (a) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (b) substituting the amounts taken into account under the ADP test for the Plan Year and the gap period, for the amounts taken into account under the ADP test for the Plan Year in determining the fraction that is multiplied by that income.

(c)           Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution in accordance with one of the following provisions which contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant eligible to share in the allocation in accordance with such provision. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

(1)           A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant's 414(s) Compensation for the year (or prior year if the prior year testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.

(2)           A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in the same proportion that each such Non-Highly Compensated Participant's Deferred Compensation (less Catch-Up Contributions) for the year (or at the end of the prior Plan Year if the prior year testing method is being used) bears to the total Deferred Compensation (less Catch-Up Contributions) of all such Non-Highly Compensated Participants for such year.

(3)           A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in equal amounts (per capita). However, the maximum amount allocated to any Participant pursuant to this subsection shall be limited to the amount that may be taken into account in applying the ADP test in Section 4.5.

(4)           A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants electing salary reductions pursuant to Section 4.2 in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated for the year (or at the end of the prior Plan Year if the prior year testing method is used) to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in equal amounts (per capita). However, the maximum amount allocated to any Participant pursuant to this subsection shall be limited to the amount that may be taken into account in applying the ADP test in Section 4.5.

(5)           A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in Section 4.5(a) is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum "annual addition" pursuant to Section 4.9. This process shall continue until one of the tests set forth in Section 4.5(a) is satisfied (or is anticipated to be satisfied). However, the maximum amount allocated to any Participant pursuant to this subsection shall be limited to the amount that may be taken into account in applying the ADP test in Section 4.5.

Notwithstanding the above, at the Employer's discretion, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the prior year testing method is being used) shall not be eligible to receive a special Qualified Non-Elective Contribution and shall be disregarded.

Notwithstanding the above, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the "Actual Deferral Percentage" or "Actual Contribution Percentage" test under the current year testing method for the prior year testing year shall be disregarded.

(d)           If during a Plan Year, it is projected that the aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would cause the Plan to fail the tests set forth in Section 4.5(a), then the Administrator may automatically reduce the deferral amount of affected Highly Compensated Participants, beginning with the Highly Compensated Participant who has the highest deferral ratio until it is anticipated the Plan will pass the tests or until the actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the next highest actual deferral ratio. This process may continue until it is anticipated that the Plan will satisfy one of the tests set forth in Section 4.5(a). Alternatively, the Employer may specify a maximum percentage of Compensation that may be deferred.

(e)           Any Excess Contributions (and income) which are distributed on or after 2 1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.

4.7           ACTUAL CONTRIBUTION PERCENTAGE TESTS

(a)           The "Actual Contribution Percentage" for Plan Years beginning after December 31, 2001 for the Highly Compensated Participant group shall not exceed the greater of:

(1)           125 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group); or

(2)           the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group), or such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group) plus 2 percentage points. The provisions of Code Section 401(m) and Regulation 1.401(m)-1(b) are incorporated herein by reference.

(b)           For the purposes of this Section and Section 4.8, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group), the average of the ratios (calculated separately for each Participant in each group and rounded to the nearest one-hundredth of one percent) of:

(1)           the sum of Employer matching contributions made pursuant to Section 4.1(b) on behalf of each such Participant for such Plan Year; to

(2)           the Participant's "414(s) Compensation" for such Plan Year.

Notwithstanding the above, if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 4.7(a), the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the preceding Plan Year shall be determined pursuant to the provisions of the Plan then in effect.

(c)           For purposes of determining the "Actual Contribution Percentage," only Employer matching contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions made pursuant to Section 4.1(b) allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-1(b)(5) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

(d)           For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), this Plan may not be combined with any other plan.

(e)           For purposes of Sections 4.7(a) and 4.8, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) allocated to the Participant's account for the Plan Year.

Notwithstanding the above, if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for the purposes of Section 4.7(a), a Non-Highly Compensated Participant shall include any such Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) allocated to the Participant's account for the preceding Plan Year pursuant to the provisions of the Plan then in effect.

(f)           For the purpose of this Section, when calculating the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group, the prior year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

(g)           Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.8 may be applied separately (or will be applied separately to the extent required by Regulations) to each "plan" within the meaning of Regulation 1.401(m)-5. Furthermore, the provisions of Code Section 401(m)(5)(C) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A). For purposes of applying this provision, the Administrator may use any effective date of participation that is permitted under Code Section 410(b) provided such date is applied on a consistent and uniform basis to all Participants.

4.8           ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

(a)           In the event (or if it is anticipated) that, for Plan Years beginning after December 31, 2001, the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds (or might exceed) the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 4.7(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the largest dollar amount of contributions determined pursuant to Section 4.7(b)(1), the Vested portion of such contributions (and income allocable to such contributions) and, if forfeitable, forfeit such non-Vested Excess Aggregate Contributions attributable to Employer matching contributions (and income allocable to such forfeitures) until the total amount of Excess Aggregate Contributions has been distributed, or until the Participant's remaining amount equals the amount of contributions determined pursuant to Section 4.7(b)(1) of the Highly Compensated Participant having the second largest dollar amount of contributions. This process shall continue until the total amount of Excess Aggregate Contributions has been distributed.

If the correction of Excess Aggregate Contributions attributable to Employer matching contributions is not in proportion to the Vested and non-Vested portion of such contributions, then the Vested portion of the Participant's Account attributable to Employer matching contributions after the correction shall be subject to Section 7.5(j).

(b)           Any distribution and/or forfeiture of less than the entire amount of Excess Aggregate Contributions (and income) shall be treated as a pro rata distribution and/or forfeiture of Excess Aggregate Contributions and income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.4.

(c)           Distributions of Excess Aggregate Contributions must be adjusted for income (gain or loss), including, for Plan Years beginning on or after January 1, 2007 and prior to January 1, 2008, an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the "gap period"). The Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(1)           Reasonable method of allocating income. The Administrator may use any reasonable method for computing the income allocable to Excess Aggregate Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant's accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Aggregate Contributions merely because the income allocable to Excess Aggregate Contributions is determined on a date that is no more than seven (7) days before the distribution.

(2)           Alternative method of allocating income. The Administrator may allocate income to Excess Aggregate Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the amounts taken into account under the ACP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Aggregate Contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

(i)	Account balance attributable to amounts taken into account under the ACP test as of the beginning of the Plan Year, and

(ii)	Any additional amount of such contributions made for the Plan Year.

(3)           Safe harbor method of allocating gap period income. The Administrator may use the safe harbor method in this paragraph to determine income on Excess Aggregate Contributions for the gap period. Under this safe harbor method, income on Excess Aggregate Contributions for the gap period is equal to ten percent (10%) of the income allocable to Excess Aggregate Contributions for the Plan Year that would be determined under paragraph (2) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(4)           Alternative method for allocating Plan Year and gap period income. The Administrator may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (2) above to this aggregate period. This is accomplished by (a) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (b) substituting the amounts taken into account under the ACP test for the Plan Year and the gap period, for the amounts taken into account under the ACP test for the Plan Year in determining the fraction that is multiplied by that income.

(d)           Excess Aggregate Contributions, including forfeited matching contributions, shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

Forfeited matching contributions that are reallocated to Participants' Accounts for the Plan Year in which the forfeiture occurs shall be treated as an "annual addition" pursuant to Section 4.9(b) for the Participants to whose Accounts they are reallocated and for the Participants from whose Accounts they are forfeited.

(e)           The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as after-tax voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year.

(f)           If during a Plan Year the projected aggregate amount of Employer matching contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.7(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.8(a) each affected Highly Compensated Participant's projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 4.7(a).

(g)           Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution in accordance with one of the following provisions which contribution shall be allocated to the Participant's Account of each Non-Highly Compensated Participant eligible to share in the allocation in accordance with such provision. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

(1)           A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant's 414(s) Compensation for the year (or prior year if the prior year testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.

(2)           A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in the same proportion that each such Non-Highly Compensated Participant's Deferred Compensation (less Catch-Up Contributions) for the year (or at the end of the prior Plan Year if the prior year testing method is being used) bears to the total Deferred Compensation (less Catch-Up Contributions) of all such Non-Highly Compensated Participants for such year.

(3)           A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated in equal amounts (per capita). However, the maximum amount allocated to any Participant pursuant to this subsection shall be limited to the amount that may be taken into account in applying the ACP test in Section 4.7.

(4)           A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants electing salary reductions pursuant to Section 4.2 in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated for the year (or at the end of the prior Plan Year if the prior year testing method is used) to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in equal amounts (per capita). However, the maximum amount allocated to any Participant pursuant to this subsection shall be limited to the amount that may be taken into account in applying the ACP test in Section 4.7.

(5)           A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated to the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in Section 4.7 is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum "annual addition" pursuant to Section 4.9. This process shall continue until one of the tests set forth in Section 4.7 is satisfied (or is anticipated to be satisfied). However, the maximum amount allocated to any Participant pursuant to this subsection shall be limited to the amount that may be taken into account in applying the ACP test in Section 4.7.

Notwithstanding the above, at the Employer's discretion, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the prior year testing method is being used) shall not be eligible to receive a special Qualified Non-Elective Contribution and shall be disregarded.

Notwithstanding the above, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the "Actual Deferral Percentage" or "Actual Contribution Percentage" test under the current year testing method for the prior year testing year shall be disregarded.

(h)           Any Excess Aggregate Contributions (and income) which are distributed on or after 2 1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.

4.9           MAXIMUM ANNUAL ADDITIONS

(a)           Notwithstanding the foregoing, for "limitation year" beginning after December 31, 2001, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $40,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or (2) one-hundred percent (100%) of the Participant's "415 Compensation" for such "limitation year." If the Employer contribution that would otherwise be contributed or allocated to the Participant's accounts would cause the "annual additions" for the "limitation year" to exceed the maximum "annual additions," the amount contributed or allocated will be reduced so that the "annual additions" for the "limitation year" will equal the maximum "annual additions," and any amount in excess of the maximum "annual additions," which would have been allocated to such Participant may be allocated to other Participants. For any short "limitation year," the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year" and the denominator of which is twelve (12).

(b)           For purposes of applying the limitations of Code Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer, (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer and (6) allocations under a simplified employee pension plan. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1).

If the "annual additions" under the Plan would cause the maximum "annual additions" to be exceeded for any Participant, and all or a portion of the "excess amount" is treated as a Catch-Up Contribution, then any matching contributions which relate to such Catch-Up Contribution will be used to reduce the Employer contribution in the next "limitation year."

(c)           For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of Section 4.9(b): (1) rollover contributions (as defined in Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); (5) Catch-Up Contributions; and (6) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

(d)           For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year.

(e)           For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

(f)           For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

(g)           If this is a plan described in Code Section 413(c) (other than a plan described in Code Section 414(f)), then all of the benefits or contributions attributable to a Participant from all of the Employers maintaining this Plan shall be taken into account in applying the limits of this Section with respect to such Participant. Furthermore, in applying the limitations of this Section with respect to such a Participant, the total "415 Compensation" received by the Participant from all of the Employers maintaining the Plan shall be taken into account.

(h)(1)           If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

(2)           If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

(3)           If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

(i)           Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder.

4.10           PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS

(a)           With the consent of the Administrator, amounts may be transferred (within the meaning of Code Section 414(l)) to this Plan from other tax qualified plans under Code Section 401(a) by Participants, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. Prior to accepting any transfers to which this Section applies, the Administrator may require an opinion of counsel that the amounts to be transferred meet the requirements of this Section. The amounts transferred shall be set up in a separate account herein referred to as a Participant's Transfer Account. Furthermore, for vesting purposes, the Participant's portion of the Participant's Transfer Account attributable to any transfer shall be subject to Section 7.4(b).

Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

(b)           Amounts in a Participant's Transfer Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (c) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

(c)           At Normal Retirement Date, or such other date when the Participant or the Participant's Beneficiary shall be entitled to receive benefits, the Participant's Transfer Account shall be used to provide additional benefits to the Participant or the Participant's Beneficiary. Any distributions of amounts held in a Participant's Transfer Account shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits may be made without Participant consent.

(d)           The Administrator may direct that Participant transfers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 4.12.

(e)           This Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under Code Section 401(a)(11) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

(f)           Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described in Section 9.1.

4.11           ROLLOVERS FROM OTHER PLANS

(a)           This Section applies to a "rollover" from an "eligible retirement plan" to this Plan made on or after January 1, 2002. With the consent of the Administrator, the Plan may accept a "rollover" by Participants, provided the "rollover" will not jeopardize the tax-exempt status of the Plan or create adverse tax consequences for the Employer. Prior to accepting any "rollovers" to which this Section applies, the Administrator may require the Participant to establish (by providing an opinion of counsel, or otherwise) that the amounts to be rolled over to this Plan meet the requirements of this Section. The Employer may instruct the Administrator, operationally and on a nondiscriminatory basis, to limit the source of rollovers that may be accepted by the Plan. The amounts rolled over shall be set up in a separate account herein referred to as a Participant's Rollover Account. Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason. Furthermore, any Roth Elective Deferrals that are accepted as rollovers in this Plan shall be accounted for separately.

(b)           Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (c) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

(c)           The Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount credited to the Participant's Rollover Account. Furthermore, amounts in the Participant's Rollover Account shall be considered as part of a Participant's benefit in determining whether the $5,000 threshold has been exceeded for purposes of the timing or form of payments under the Plan as well as for the Participant consent requirements. Any distributions of amounts held in a Participant's Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

(d)           The Administrator may direct that Participant "rollovers" made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 4.12.

(e)           For purposes of this Section the following definitions shall apply:

(1)           A "rollover" means: (i) amounts transferred to this Plan directly from another "eligible retirement plan;" (ii) distributions received by an Participant from other "eligible retirement plans" which are eligible for tax-free rollover to an "eligible retirement plan" and which are transferred by the Participant to this Plan within sixty (60) days following receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Participant by another "eligible retirement plan," (B) were eligible for tax-free rollover to an "eligible retirement plan" and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof; (iv) amounts distributed to the Participant from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Participant to this Plan within sixty (60) days of receipt thereof from such conduit individual retirement account; and (v) any other amounts which are eligible to be rolled over to this Plan pursuant to the Code.

(2)           An "eligible retirement plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), a qualified trust (an Participants' trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a)), an annuity plan described in Code Section 403(a), an eligible deferred compensation plan described in Code Section 457(b) which is maintained by an eligible employer described in Code Section 457(e)(1)(A), and an annuity contract described in Code Section 403(b).

4.12           DIRECTED INVESTMENT ACCOUNT

(a)           Participants may, subject to Section 4.12(d) and a procedure established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest all or a portion of their individual account balances in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures. That portion of the interest of any Participant so directing will thereupon be considered a Participant's Directed Account.

(b)           As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate as follows:

(1)           to the extent that the assets in a Participant's Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant's Directed Account shall be based upon the total amount of funds so invested in a manner proportionate to the Participant's share of such pooled investment; and

(2)           to the extent that the assets in the Participant's Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

(c)           Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant. No guarantee is made by the Plan, Employer, Administrator or Trustee that investment directions will be processed on a daily basis, and no guarantee is made in any respect regarding the processing time of an investment direction. Notwithstanding any other provision of the Plan, the Employer, Administrator or Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, Administrator or Trustee. Furthermore, the processing of any investment transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan and considered the applicable Valuation Date for an investment transaction.

(d)           Notwithstanding the above, effective January 1, 2007, Participants may elect to direct the Trustee as to the investment of any of the shares of Company Stock acquired by or contributed to the Plan that have ever been allocated to such a Participant’s Company Stock Account in accordance with this Section 4.12 and the normal rules for Account investment, as amended from time to time.

4.13           QUALIFIED MILITARY SERVICE

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service will be provided in accordance with Code Section 414(u).

ARTICLE V
FUNDING AND INVESTMENT POLICY

5.1           INVESTMENT POLICY

(a)           The Plan is designed to invest primarily in Company Stock.

(b)           With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in other property described in the Trust or in life insurance policies to the extent permitted by subparagraph (c) below, or the Trustee may hold such funds in cash or cash equivalents.

(c)           With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in insurance policies on the life of any "keyman" Employee. The proceeds of a "keyman" insurance policy may not be used for the repayment of any indebtedness owed by the Plan which is secured by Company Stock. In the event any "keyman" insurance is purchased by the Trustee, the premiums paid thereon during any Plan Year, net of any policy dividends and increases in cash surrender values, shall be treated as the cost of Plan investment and any death benefit or cash surrender value received shall be treated as proceeds from an investment of the Plan.

(d)           The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

(e)           The Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, at the time a put option is exercised, the Plan may be given an option to assume the rights and obligations of the Employer under a put option binding upon the Employer.

(f)           All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof. The valuation rules set forth in Article VI shall be applicable.

ARTICLE VI
VALUATIONS

6.1           VALUATION OF THE TRUST FUND

The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value (or their contractual value in the case of a Contract or Policy) as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Trustee may update the value of any shares held in the Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.

6.2           METHOD OF VALUATION

Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent Valuation Date under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value. Company Stock not readily tradeable on an established securities market shall be valued by an independent appraiser meeting requirements similar to the requirements of the Regulations prescribed under Code Section 170(a)(1).

ARTICLE VII
DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1           DETERMINATION OF BENEFITS UPON RETIREMENT

Every Participant may terminate employment with the Employer and retire for the purposes hereof on the Participant's Normal Retirement Date or Early Retirement Date. However, a Participant may postpone the termination of employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until such Participant's Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant's Combined Account in accordance with Sections 7.5 and 7.6.

7.2           DETERMINATION OF BENEFITS UPON DEATH

(a)           Upon the death of a Participant before the Participant's Retirement Date or other termination of employment, all amounts credited to such Participant's Combined Account shall become fully Vested. If elected, distribution of the Participant's Combined Account shall commence not later than one (1) year after the close of the Plan Year in which such Participant's death occurs. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary.

(b)           Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

(c)           Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the death benefit.

(d)           The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

(e)           The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than the spouse if:

(1)           the spouse has waived the right to be the Participant's Beneficiary, or

(2)           the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

(3)           the Participant has no spouse, or

(4)           the spouse cannot be located.

In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written (or in such other form as permitted by the Internal Revenue Service) notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing (or in such other form as permitted by the Internal Revenue Service) to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.

(f)           In the event no valid designation of Beneficiary exists, or if the Beneficiary is not alive at the time of the Participant's death, the death benefit will be paid to the Participant's estate. If the Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary's estate.

(g)           Notwithstanding anything in this Section to the contrary, if a Participant has designated the spouse as a Beneficiary, then a divorce decree or a legal separation that relates to such spouse shall revoke the Participant's designation of the spouse as a Beneficiary unless the decree or a qualified domestic relations order (within the meaning of Code Section 414(p)) provides otherwise.

(h)           Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing (or in such other form as permitted by the Internal Revenue Service), must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

7.3           DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

In the event of a Participant's Total and Permanent Disability prior to the Participant's Retirement Date or other termination of employment, all amounts credited to such Participant's Combined Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Administrator, in accordance with the provisions of Sections 7.5 and 7.6, shall direct the distribution to such Participant of all Vested amounts credited to such Participant's Combined Account. If such Participant elects, distribution shall commence not later than one (1) year after the close of the Plan Year in which Total and Permanent Disability occurs.

7.4           DETERMINATION OF BENEFITS UPON TERMINATION

(a)           If a Participant's employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or retirement, then such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 7.4.

If a portion of a Participant's Account is forfeited, Company Stock allocated to the Participant's Company Stock Account must be forfeited only after the Participant's Other Investments Account has been depleted. If interest in more than one class of Company Stock has been allocated to a Participant's Account, the Participant must be treated as forfeiting the same proportion of each such class.

Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability, Early or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee that the entire Vested portion of the Terminated Participant's Combined Account to be payable to such Terminated Participant as soon as administratively feasible after termination of employment. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

(b)           The Vested portion of the Participant's Account attributable to certain Employer contributions shall be a percentage of the total amount credited to the Participant's Account determined on the basis of the Participant's number of Years of Service.

The Vested portion of the Participant's Account attributable to Employer discretionary contributions made pursuant to Section 4.1(c) is determined according to the following schedule:

Vesting Schedule
Employer Discretionary Contributions
Years of Service	Percentage

1	20%
2	40%
3	60%
4	80%
5	100%

The Vested portion of the Participant's Account attributable to Employer matching contributions made pursuant to Section 4.1(b) is determined according to the following schedule:

Vesting Schedule
Matching Contributions
Years of Service	Percentage

1	20%
2	40%
3	60%
4	80%
5	100%

For Participants in the Pioneer American Bank, N.A., 401(k) Plan on December 31, 2000, the Vested portion of their account for subsequent Plan Years shall be determined according to the following schedule:

Years of Service	Percentage

1	20%
2	40%
3	100%

For Participants in the M. Griffith, Inc. Employee Savings Plan on December 31, 2000, the Vested portion of their account for subsequent Plan Years shall be determined according to the following schedule:

Years of Service	Percentage

1	0%
2	0%
3	100%

(c)           Notwithstanding the vesting schedules above, the Vested percentage of a Participant's Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.

(d)           Notwithstanding the vesting schedules above, upon the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts then credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

(e)           The computation of a Participant's nonforfeitable percentage of such Participant's interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule, then each Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have such Participant's nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

(1)           the adoption date of the amendment,

(2)           the effective date of the amendment, or

(3)           the date the Participant receives written notice of the amendment from the Employer or Administrator.

7.5           DISTRIBUTION OF BENEFITS

(a)           The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or such Participant's Beneficiary any amount to which the Participant is entitled under the Plan in one or more of the following methods:

(1)           One lump-sum payment.

(2)           For purposes of Section 7.7, payments over a period certain in monthly, quarterly, semiannual, or annual installments, provided the Participant's total Vested interest in the Plan exceeds $5,000. The period over which such payment is to be made shall not extend beyond the earlier of the Participant's life expectancy (or the joint life expectancy of the Participant and the Participant's "designated Beneficiary").

Notwithstanding the above, if a terminated Participant's total Vested interest in the Plan does not exceed $5,000 at the time his benefit becomes payable then such interest shall be paid in a mandatory distribution to the Participant in one lump sum, subject to subparagraph (c) below, according to operational procedures adopted by the Administrator.

(b)           Effective with respect to distributions made on or after March 28, 2005, a distribution to a Participant who has a benefit which exceeds $5,000, shall require such Participant's written (or in such other form as permitted by the Internal Revenue Service) consent if such distribution is to commence prior to the time the benefit is "immediately distributable." A benefit is "immediately distributable" if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant's Normal Retirement Age or age 62. With regard to this required consent:

(1)           The Participant must be informed of the right to defer receipt of the distribution, and for notices provided in Plan Years beginning after December 31, 2006, such notification must also include a description of how much larger benefits will be if the commencement of distributions is deferred. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 7.7.

(2)           Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than one hundred eighty (180) days (ninety (90) days for Plan Years beginning before January 1, 2007) before the date the distribution commences.

(3)           Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than one hundred eighty (180) days (ninety (90) days for Plan Years beginning before January 1, 2007) before the date the distribution commences.

(4)           No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

Any such distribution may commence less than thirty (30) days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

(c)           Effective with respect to distributions made on or after March 28, 2005, if a mandatory distribution greater than $1,000 is made in accordance with the provisions of the Plan providing for an automatic distribution to a Participant without the Participant's consent, and the Participant does not elect to have such distribution paid directly to an "eligible retirement plan" specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Administrator shall direct that the distribution be made in a direct rollover to an Individual Retirement Account described in Code Section 408(a) or an Individual Retirement Annuity described in Code Section 408(b). The Administrator may operationally implement this provision with respect to distributions that are $1,000 or less.

(d)           Notwithstanding anything herein to the contrary, the Administrator may direct that cash dividends on shares of Company Stock allocable to Participants' Company Stock Accounts be:

(1)           Paid by the Employer directly in cash to the Participants in the Plan or their Beneficiaries.

(2)           Paid to the Plan and distributed in cash to Participants in the Plan or their Beneficiaries no later than ninety (90) days after the close of the Plan Year in which paid.

(3)           At the election of Participants or their Beneficiaries, paid in accordance with paragraph (1) or (2) above or paid to the Plan and reinvested in Company Stock; provided, however, that if cash dividends are reinvested in Company Stock, then Company Stock allocated to the Participant's Company Stock Account shall have a fair market value not less than the amount of cash dividends which would have been allocated to such Participant's Other Investment Account for the year. If a Participant or Beneficiary is provided with an election in accordance with this paragraph and fails to make such election, the default election shall be payment to the Plan and reinvestment in Company Stock.

(4)           Allocated to Participants' Other Investment Accounts.

(e)           Any part of a Participant's benefit which is retained in the Plan after the Anniversary Date on which the Participant's participation ends will continue to be treated as a Company Stock Account or as an Other Investments Account (subject to Section 7.4(a)) as provided in Article IV. However, neither account will be credited with any further Employer contributions or Forfeitures.

(f)           Required minimum distributions (Code Section 401(a)(9)). Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits shall be made in accordance with the requirements of Section 7.7.

(g)           Except as limited by Sections 7.5 and 7.6, whenever the Trustee is to make a distribution or to commence a series of payments, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

(1)           the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein;

(2)           the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

(3)           the date the Participant terminates his service with the Employer.

(h)           The restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have retirement benefits paid in an alternative method acceptable under Code Section 401(a)(9) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

(i)            Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have death benefits paid in an alternative method acceptable under Code Section 401(a)(9) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

(j)            If a distribution is made to a Participant who has not severed employment and who is not fully Vested in the Participant's Account and the Participant may increase the Vested percentage in such account, then, at any relevant time the Participant's Vested portion of the account will be equal to an amount ("X") determined by the formula:

X equals P(AB plus D) - D

For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of distribution.

(k)           Notwithstanding any provision of this Article 7 to the contrary, the special protected distribution provisions as provided for in Appendix B shall apply with respect to certain account balances as described therein.

7.6           HOW PLAN BENEFIT WILL BE DISTRIBUTED

(a)           Distribution of a Participant's benefit may be made in cash or Company Stock or both, provided, however, that if a Participant or Beneficiary so demands, such benefit (other than Company Stock reinvested pursuant to Section 4.12(d)) shall be distributed only in the form of Company Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or the Participant's Beneficiary, in writing (or such other form as permitted by the Internal Revenue Service), of the right to demand that benefits be distributed solely in Company Stock.

(b)           If a Participant or Beneficiary demands that benefits, except as provided above, be distributed solely in Company Stock, distribution of a Participant's benefit will be made entirely in whole shares or other units of Company Stock. Any balance in a Participant's Other Investments Account will be applied to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit value unexpended will be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution, subject to Sections 7.5(g) and 7.7.

(c)           The Trustee will make distribution from the Trust only on instructions from the Administrator.

(d)           Notwithstanding anything contained herein to the contrary, if the Employer charter or by-laws restrict ownership of substantially all shares of Company Stock to Employees and the Trust Fund, as described in Code Section 409(h)(2)(B)(ii)(I), then the Administrator shall distribute a Participant's Combined Account entirely in cash without granting the Participant the right to demand distribution in shares of Company Stock.

(e)           Except as otherwise provided herein, Company Stock distributed by the Trustee may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer, provided restrictions are applicable to all Company Stock of the same class. If a Participant is required to offer the sale of Company Stock to the Employer before offering to sell Company Stock to a third party, in no event may the Employer pay a price less than that offered to the distributee by another potential buyer making a bona fide offer and in no event shall the Trustee pay a price less than the fair market value of the Company Stock.

7.7           REQUIRED MINIMUM DISTRIBUTIONS

(a)           General Rules

(1)           Effective Date. The provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2002 calendar year.

(2)           Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(3)           Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Regulations under Code Section 401(a)(9).

(4)           TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section and the Plan, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)           Time and Manner of Distribution

(1)           Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

(2)           Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)           If there is no designated beneficiary as of September 30th of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31st of the calendar year containing the fifth anniversary of the Participant's death.

For purposes of this Section 7.7(b)(2) and Section 7.7(b)(3), distributions are considered to begin on the Participant's required beginning date.

(3)           Forms of Distribution. Unless the Participant's interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 7.7(c) and 7.7(d).

(c)           Required minimum distributions during Participant's lifetime

(1)           Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)           the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)-9, Q&A-2, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(ii)           if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Regulation Section 1.401(a)(9)-9, Q&A-3, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

(2)           Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 7.7(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

(d)           Required minimum distributions after Participant's death

(1)           Death On or After Date Distributions Begin.

(i)           Participant Survived by designated beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

(A)           The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)            If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(C)           If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(ii)           No designated beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30th of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)           Death Before Date Distributions Begin.

(i)           Participant Survived by designated beneficiary. Except as provided in Section 7.7(b)(3), if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in Section 7.7(d)(1).

(ii)           No designated beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30th of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31st of the calendar year containing the fifth anniversary of the Participant's death.

(e)           Elections. For purposes of this Section, the following elections apply:

(1)           Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Section 7.7(d)(2) applies to distributions after the death of a Participant who has a designated beneficiary.  The election must be made no later than the earlier of September 30th of the calendar year in which distribution would be required to begin under Section 7.7(b)(2), or by September 30th of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.  If neither the Participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with Section 7.7(d)(2)(i).

(2)           If the Participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified above, but the Participant’s entire interest will be distributed to the designated beneficiary by December 31st of the calendar year containing the fifth anniversary of the Participant's death.  If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

(f)           Definitions. For purposes of this Section, the following definitions apply:

(1)           "Designated beneficiary" means the individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9) and Regulation Section 1.401(a)(9)-1, Q&A-4.

(2)           "Distribution calendar year" means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's "Required beginning date." For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7.7(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's "Required beginning date." The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's "Required beginning date" occurs, will be made on or before December 31st of that distribution calendar year.

(3)           "Life expectancy" means the life expectancy as computed by use of the Single Life Table in Regulation Section 1.401(a)(9)-9.

(4)           "Participant's account balance" means the Participant's account balance as of the last valuation date in the calendar year immediately preceding the "Distribution calendar year" (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the account balance as of the dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the "Distribution calendar year" if distributed or transferred in the valuation calendar year.

(5)           "Required beginning date" means, with respect to any Participant, April 1st of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires, except that benefit distributions to a "5-percent owner" must commence by April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2.

(6)           "5-percent owner" means a Participant who is a 5-percent owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a 5-percent owner under this Section they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

(g)           Transition Rules.

(1)           For plans in existence before 2003. Required minimum distributions before 2003 were made pursuant to the following subsections.

(2)           2000 and Before. Required minimum distributions for calendar years after 1984 and before 2001 were made in accordance with Code Section 401(a)(9) and the proposed regulations thereunder published in the Federal Register on July 27, 1987 (the "1987 Proposed Regulations").

(3)           2002. Required minimum distributions for calendar year 2002 were made pursuant to the Final and Temporary regulations under Code Section 401(a)(9) published in the Federal Register on April 17, 2002, (the "2002 Final and Temporary Regulations") which are described in sections (b) through (g) of this Section. If distributions were made in 2002 under either the 1987 Proposed Regulations or the 2001 Proposed Regulations prior to the date in 2002 the Plan began operating under the 2002 Final and Temporary Regulations, the special transition rule in Section 1.2 of the model amendment in Revenue Procedure 2002-29, 2002-1 C.B. 1176, applied.

7.8           DISTRIBUTION FOR MINOR OR INCOMPETENT INDIVIDUAL

In the event a distribution is to be made to a minor or incompetent individual, then the Administrator may direct that such distribution be paid to the court appointed legal guardian or any other person authorized under state law to receive such distribution, or if none, then in the case of a minor individual, to a parent of such individual, or to the custodian for such individual under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said individual resides. Such a payment to the guardian, custodian or parent of a minor or incompetent individual shall fully discharge the Trustee (or Insurer), Employer, and Plan from further liability on account thereof.

7.9           LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable may either, at the discretion of the Administrator, treated as a Forfeiture or paid directly to an individual retirement account described in Code Section 408(a) or individual retirement annuity described in Code Section 408(b) pursuant to the Plan. However, the foregoing shall also apply prior to the later of a Participant's attainment of age 62 or Normal Retirement Age if, pursuant to the terms of the Plan, a mandatory distribution may be made to the Participant without the Participant's consent and the amount of such distribution is not more than $5,000. In the event a Participant or Beneficiary is located subsequent to a Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. However, regardless of the preceding, a benefit which is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.

7.10         PUT OPTION

(a)           If Company Stock is distributed to a Participant and such Company Stock is not readily tradeable on an established securities market (within the meaning of Code Section 409(h)(1)(B)), a Participant has a right to require the Employer to repurchase the Company Stock distributed to such Participant under a fair valuation formula. Such Stock shall be subject to the provisions of Section 7.10(b).

(b)           The put option must be exercisable only by a Participant, by the Participant's donees, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of a Participant's death. (Under this paragraph Participant or Former Participant means a Participant or Former Participant and the beneficiaries of the Participant or Former Participant under the Plan.) The put option must permit a Participant to put the Company Stock to the Employer. Under no circumstances may the put option bind the Plan. However, it shall grant the Plan an option to assume the rights and obligations of the Employer at the time that the put option is exercised. If it is known at the time a loan is made that Federal or State law will be violated by the Employer honoring such put option, the put option must permit the Company Stock to be put, in a manner consistent with such law, to a third party (e.g., an affiliate of the Employer or a shareholder other than the Plan) that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial.

The put option shall commence as of the day following the date the Company Stock is distributed to the Former Participant and end sixty (60) days thereafter and if not exercised within such sixty (60) day period, an additional sixty (60) day option shall commence on the first day of the fifth month of the Plan Year next following the date the stock was distributed to the Former Participant (or such other sixty (60) day period as provided in Regulations). However, in the case of Company Stock that is publicly traded without restrictions when distributed but ceases to be so traded within either of the sixty (60) day periods described herein after distribution, the Employer must notify each holder of such Company Stock in writing on or before the tenth day after the date the Company Stock ceases to be so traded that for the remainder of the applicable sixty (60) day period the Company Stock is subject to the put option. The number of days between the tenth day and the date on which notice is actually given, if later than the tenth day, must be added to the duration of the put option. The notice must inform distributees of the term of the put options that they are to hold. The terms must satisfy the requirements of this paragraph.

The put option is exercised by the holder notifying the Employer in writing that the put option is being exercised; the notice shall state the name and address of the holder and the number of shares to be sold. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable Federal or State law. The price at which a put option must be exercisable is the value of the Company Stock determined in accordance with Section 6.2. Payment under the put option involving a "Total Distribution" shall be paid in substantially equal monthly, quarterly, semiannual or annual installments over a period certain beginning not later than thirty (30) days after the exercise of the put option and not extending beyond five (5) years. The deferral of payment is reasonable if adequate security and a reasonable interest rate on the unpaid amounts are provided. The amount to be paid under the put option involving installment distributions must be paid not later than thirty (30) days after the exercise of the put option. Payment under a put option must not be restricted by the provisions of a loan or any other arrangement, including the terms of the Employer articles of incorporation, unless so required by applicable state law.

For purposes of this Section, "Total Distribution" means a distribution to a Participant or the Participant's Beneficiary within one (1) taxable year of the entire Vested Participant's Combined Account.

(c)           An arrangement involving the Plan that creates a put option must not provide for the issuance of put options other than as provided under this Section. The Plan (and the Trust Fund) must not otherwise obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

7.11         PRE-RETIREMENT DISTRIBUTION

Unless otherwise provided, at such time as a Participant shall have attained the age of 59 1/2 years, the Administrator, at the election of the Participant who has not severed employment with the Employer, shall direct the Trustee to distribute all or a portion of the Vested amount then credited to the accounts maintained on behalf of the Participant. In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Sections 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

Notwithstanding the above, pre-retirement distributions from a Participant's Elective Account shall not be permitted prior to the Participant attaining age 59 1/2 except as otherwise permitted under the terms of the Plan.

7.12         ADVANCE DISTRIBUTION FOR HARDSHIP

(a)           The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of 100% of the Vested Participant's Elective Account and Participant's Account and Participant's Transfer/Rollover Account valued as of the last Valuation Date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution, and the Participant's Elective Account and Participant's Account and Participant's Transfer/Rollover Account shall be reduced accordingly. Withdrawal under this Section is deemed to be on account of an immediate and heavy financial need of the Participant only if, effective with respect to Plan Years beginning in 2006, the withdrawal is for:

(1)           Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) for the Participant, his or her spouse, his or her dependents or designated Beneficiaries;

(2)           Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)           Payments for burial or funeral expenses for the Participant's deceased parent, spouse, children, dependents or designated Beneficiaries (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B));

(4)           Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, and the Participant's spouse, children, dependents or designated Beneficiaries (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B);

(5)           Payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence;

(6)           Expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

The provisions in paragraphs (1), (3) and (4) permitting hardship distributions for expenses of the Participant's designated Beneficiaries is effective as of August 17, 2006.

(b)           No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant's representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

(1)           The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

(2)           The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer; and

(3)           The Plan, and all other plans maintained by the Employer, provide that the Participant's elective deferrals and after-tax voluntary Employee contributions will be suspended for at least six (6) months after receipt of the hardship distribution or, the Participant, pursuant to a legally enforceable agreement, will suspend elective deferrals and after-tax voluntary Employee contributions to the Plan and all other plans maintained by the Employer for at least six (6) months after receipt of the hardship distribution.

(c)           Notwithstanding the above, distributions from the Participant's Elective Account pursuant to this Section shall be limited, as of the date of distribution, to the Participant's Elective Account as of the end of the last Plan Year ending before July 1, 1989, plus the total Participant's Deferred Compensation after such date, reduced by the amount of any previous distributions pursuant to this Section and Section 7.11.

(d)           Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

7.13         QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

Effective on and after April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order ("QDRO") will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the Participant's death. A domestic relations order described in this paragraph is subject to the same requirements and protections that apply to QDROs.

7.14         DIRECT ROLLOVER

(a)           This Section applies to distributions made on or after January 1, 2002. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a "distributee's" election under this Section, a "distributee" may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" that is equal to at least $500 paid directly to an "eligible retirement plan" specified by the "distributee" in a "direct rollover." For purposes of applying this subparagraph to amounts that are reasonably expected to total less than $500 during a year, the portion of the Participant's Elective Account attributable to Roth Elective Contributions may be treated separately.

(b)           For purposes of this Section the following definitions shall apply:

(1)           An "eligible rollover distribution" means any distribution described in Code Section 402(c)(4) and generally includes any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the "distributee" or the joint lives (or joint life expectancies) of the "distributee" and the "distributee's" designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution (without regard to the amount to be distributed from the Participant's Roth Elective Deferral Account) reasonably expected to total less than $200 during a year. Any amount that is distributed on account of hardship after January 1, 2002, shall not be an eligible rollover distribution and the "distributee" may not elect to have any portion of such a distribution paid directly to an "eligible retirement plan."

(2)           An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), a qualified trust (an employees' trust) described in Code Section 401(a) which is exempt from tax under Code Section 501(a) and which agrees to separately account for amounts transferred into such plan from this Plan, an annuity plan described in Code Section 403(a), an eligible deferred compensation plan described in Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality thereof which agrees to separately account for amounts transferred into such plan from this Plan, and an annuity contract described in Code Section 403(b) that accepts the distributee's eligible rollover distribution. However, in the case of an "eligible rollover" distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p). A direct rollover of a distribution from a Roth Elective Deferral Account will only be made to another Roth Elective Deferral Account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent that the rollover is permitted under the rules of 402(c).

In addition, for distributions made after December 31, 2007, a Participant may elect to directly roll over an "eligible rollover distribution" to a Roth IRA described in Code Section 408A(b).

(3)           A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are "distributees" with regard to the interest of the spouse or former spouse.

For distributions after December 31, 2006, a nonspouse beneficiary who is a "designated beneficiary" under Code Section 401(a)(9)(E) and the Regulations thereunder, by a direct trustee-to-trustee transfer ("direct rollover"), may roll over all or any portion of his or her distribution to an individual retirement account the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must be an "eligible rollover distribution." If the Participant's named beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code Section 401(a)(9)(E). A nonspouse beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Regulations and other Revenue Service guidance. If the Participant dies before his or her required beginning date and the nonspouse Beneficiary rolls over to an IRA the maximum amount eligible for rollover, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Regulations Section 1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse beneficiary's distribution.

(4)           A "direct rollover" is a payment by the Plan to the "eligible retirement plan" specified by the "distributee."

(c)           Participant Notice. A Participant entitled to an eligible rollover distribution must receive a written explanation of his/her right to a direct rollover, the tax consequences of not making a direct rollover, and, if applicable, any available special income tax elections. The notice must be provided within the same 30-to-90 day timeframe applicable to the Participant consent notice. The direct rollover notice must be provided to all Participants, unless the total amount the Participant will receive as a distribution during the calendar year (without regard to the amount to be distributed from the Participant's Roth Elective Deferral Account) is expected to be less than $200.

7.15         CORRECTIVE DISTRIBUTIONS

Nothing in this Article shall preclude the Administrator from making a distribution to a Participant to the extent such distribution is made to correct a qualification defect in accordance with the correction procedures under the IRS's Employee Plans Compliance Resolution System or any other voluntary compliance programs.

ARTICLE VIII
TRUSTEE

8.1           BASIC RESPONSIBILITIES OF THE TRUSTEE

(a)           The Trustee shall have the following categories of responsibilities:

(1)           Consistent with the "funding policy and method" determined by the Employer, to invest, manage, and control the Plan assets subject, however, to the direction of a Participant with respect to Participant Directed Accounts, the Employer or an Investment Manager appointed by the Employer or any agent of the Employer;

(2)           At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries; and

(3)           To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report pursuant to Section 8.8.

(b)           In the event that the Trustee shall be directed by a Participant (pursuant to the Participant Direction Procedures), or the Employer, an Investment Manager or other agent appointed by the Employer with respect to the investment of any or all Plan assets, the Trustee shall have no liability with respect to the investment of such assets, but shall be responsible only to execute such investment instructions as so directed.

(1)           The Trustee shall be entitled to rely fully on the written (or other form acceptable to the Administrator and the Trustee, including, but not limited to, voice recorded) instructions of a Participant (pursuant to the Participant Direction Procedures), or the Employer, or any Fiduciary or nonfiduciary agent of the Employer, in the discharge of such duties, and shall not be liable for any loss or other liability, resulting from such direction (or lack of direction) of the investment of any part of the Plan assets.

(2)           The Trustee may delegate the duty of executing such instructions to any nonfiduciary agent, which may be an affiliate of the Trustee or any Plan representative.

(3)           The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such directions improper by virtue of applicable law. The Trustee shall not be responsible or liable for any loss or expense which may result from the Trustee's refusal or failure to comply with any directions from the Participant.

(4)           Any costs and expenses related to compliance with the Participant's directions shall be borne by the Participant's Directed Account, unless paid by the Employer.

(c)           If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

8.2           INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

(a)           The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, open-end or close-end mutual funds, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times the Plan may qualify as an Employee Stock Ownership Plan and Trust.

(b)           The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

(c)           The Trustee may transfer to a common, collective, pooled trust fund or money market fund maintained by any corporate Trustee or affiliate thereof hereunder, all or such part of the Trust Fund as the Trustee may deem advisable, and such part or all of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, pooled trust fund or money market fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts. The Trustee may transfer any part of the Trust Fund intended for temporary investment of cash balances to a money market fund maintained by NBT Bank, N.A. or its affiliates. The Trustee may withdraw from such common, collective, pooled trust fund or money market fund all or such part of the Trust Fund as the Trustee may deem advisable.

(d)           In the event the Trustee invests any part of the Trust Fund, pursuant to the directions of the Administrator, in any shares of stock issued by the Employer, and the Administrator thereafter directs the Trustee to dispose of such investment, or any part thereof, under circumstances which, in the opinion of counsel for the Trustee, require registration of the securities under the Securities Act of 1933 and/or qualification of the securities under the Blue Sky laws of any state or states, then the Employer at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration and/or qualification.

8.3           OTHER POWERS OF THE TRUSTEE

The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised in the Trustee's sole discretion:

(a)           To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

(b)           To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

(c)           To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property. However, the Trustee shall not vote proxies relating to securities for which it has not been assigned full investment management responsibilities. In those cases where another party has such investment authority or discretion, the Trustee will deliver all proxies to said party who will then have full responsibility for voting those proxies;

(d)           To cause any securities or other property to be registered in the Trustee's own name or in the name of a nominee or in a street name provided such securities or other property are held on behalf of the Plan by (i) a bank or trust company, (ii) a broker or dealer registered under the Securities Exchange Act of 1934, or a nominee of such broker or dealer, or (iii) a clearing agency as defined in Section 3(a)(23) of the Securities Exchange Act of 1934;

(e)           To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

(f)           To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

(g)           To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

(h)           To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(i)           To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

(j)           To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

(k)           To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

(l)           To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest or in cash or cash balances without liability for interest thereon, including the specific authority to invest in any type of deposit of the Trustee (or of a financial institution related to a Trustee);

(m)           To invest in Treasury Bills and other forms of United States government obligations;

(n)           To invest in shares of investment companies registered under the Investment Company Act of 1940, including any money market fund advised by or offered through NBT Bank, N.A.;

(o)           To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations including the specific authority to make deposit into any savings accounts or certificates of deposit of the Trustee (or a financial institution related to the Trustee);

(p)           To vote Company Stock as provided in Section 8.5;

(q)           To consent to or otherwise participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to Company Stock or any other securities and to pay any assessments or charges in connection therewith;

(r)           To deposit such Company Stock (but only if such deposit does not violate the provisions of Section 8.5 hereof) or other securities in any voting trust, or with any protective or like committee, or with a trustee or with depositories designated thereby;

(s)           To sell or exercise any options, subscription rights and conversion privileges and to make any payments incidental thereto;

(t)           To exercise any of the powers of an owner, with respect to such Company Stock and other securities or other property comprising the Trust Fund. The Administrator, with the Trustee's approval, may authorize the Trustee to act on any administrative matter or class of matters with respect to which direction or instruction to the Trustee by the Administrator is called for hereunder without specific direction or other instruction from the Administrator;

(u)           To appoint a nonfiduciary agent or agents to assist the Trustee in carrying out any investment instructions of Participants and of any Investment Manager or Fiduciary, and to compensate such agent(s) from the assets of the Plan, to the extent not paid by the Employer;

(v)           To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange regardless of whether such options are covered; and

(w)           To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

8.4           LOANS TO PARTICIPANTS

(a)           The Trustee may, in the Trustee's discretion, make loans to Participants and Beneficiaries under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall bear a reasonable rate of interest; (3) loans shall be adequately secured; (4) loans shall provide for periodic repayment over a reasonable period of time; and (5) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries.

(b)           Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) may, in accordance with a uniform and nondiscriminatory policy established by the Administrator, be limited to the lesser of:

(1)           $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

(2)           one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Participant under the Plan, excluding the Participant’s Company Stock Account.

For purposes of this limit, all plans of the Employer shall be considered one plan. Additionally, with respect to any loan made prior to January 1, 1987, the $50,000 limit specified in (1) above shall be unreduced.

(c)           Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a "principal residence" of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. For this purpose, a "principal residence" has the same meaning as a "principal residence" under Code Section 1034. Loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4).

(d)           Any loans granted or renewed shall be made pursuant to a Participant loan program. Such loan program shall be established in writing and must include, but need not be limited to, the following:

(1)           the identity of the person or positions authorized to administer the Participant loan program;

(2)           a procedure for applying for loans;

(3)           the basis on which loans will be approved or denied;

(4)           limitations, if any, on the types and amounts of loans offered;

(5)           the procedure under the program for determining a reasonable rate of interest;

(6)           the types of collateral which may secure a Participant loan; and

(7)           the events constituting default and the steps that will be taken to preserve Plan assets.

Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

(e)           Notwithstanding anything in this Plan to the contrary, if a Participant or Beneficiary defaults on a loan made pursuant to this Section, then the loan default will be a distributable event to the extent permitted by the Code and Regulations.

(f)           Notwithstanding anything in this Section to the contrary, any loans made prior to the date this amendment and restatement is adopted shall be subject to the terms of the plan in effect at the time such loan was made.

8.5           VOTING COMPANY STOCK

The Trustee shall vote all Company Stock held by it as part of the Plan assets. Provided, however, that if any agreement entered into by the Trust provides for voting of any shares of Company Stock pledged as security for any obligation of the Plan, then such shares of Company Stock shall be voted in accordance with such agreement. If the Trustee does not timely receive voting directions from a Participant or Beneficiary with respect to any Company Stock allocated to that Participant's or Beneficiary's Company Stock Account, the Trustee shall vote such Company Stock.

Notwithstanding the foregoing, if the Employer has a registration-type class of securities, each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock which is entitled to vote and which is allocated to the Company Stock Account of such Participant or Beneficiary is to be voted. If the Employer does not have a registration-type class of securities, each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the Company Stock Account of such Participant or Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in Regulations. For purposes of this Section the term "registration-type class of securities" means: (A) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12.

If the Employer does not have a registration-type class of securities and the by-laws of the Employer require the Plan to vote an issue in a manner that reflects a one-man, one-vote philosophy, each Participant or Beneficiary shall be entitled to cast one vote on an issue and the Trustee shall vote the shares held by the Plan in proportion to the results of the votes cast on the issue by the Participants and Beneficiaries.

8.6           DUTIES OF THE TRUSTEE REGARDING PAYMENTS

At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

8.7           TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES

The Trustee shall be paid such reasonable compensation as set forth in the Trustee's fee schedule (if the Trustee has such a schedule) or as agreed upon in writing by the Employer and the Trustee. However, an individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

8.8           ANNUAL REPORT OF THE TRUSTEE

(a)           Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer contribution for each Plan Year, the Trustee, or its agent, shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

(1)           the net income, or loss, of the Trust Fund;

(2)           the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

(3)           the increase, or decrease, in the value of the Trust Fund;

(4)           all payments and distributions made from the Trust Fund; and

(5)           such further information as the Trustee and/or Administrator deems appropriate.

(b)           The Employer, promptly upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding on the Employer and the Trustee as to all matters contained in the statement to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties. However, nothing contained in this Section shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

8.9           AUDIT

(a)           If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of the audit setting forth the accountant's opinion as to whether any statements, schedules or lists that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently.

(b)           All auditing and accounting fees shall be an expense of and may, at the election of the Employer, be paid from the Trust Fund.

(c)           If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated, supervised, and subject to periodic examination by a state or federal agency, then it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or by such other date as may be prescribed under regulations of the Secretary of Labor.

8.10         RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

(a)           Unless otherwise agreed to by both the Trustee and the Employer, a Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of resignation.

(b)           Unless otherwise agreed to by both the Trustee and the Employer, the Employer may remove a Trustee at any time by delivering to the Trustee, at least thirty (30) days before its effective date, a written notice of such Trustee's removal.

(c)           Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

(d)           The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been named as Trustee herein immediately upon the death, resignation, incapacity, or removal of the predecessor.

(e)           Whenever any Trustee hereunder ceases to serve as such, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which the individual or entity served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 8.8 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section 8.8 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 8.8 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 8.8 and this subparagraph.

8.11         TRANSFER OF INTEREST

Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of a Participant to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

8.12         TRUSTEE INDEMNIFICATION

The Employer agrees to indemnify and hold harmless the Trustee against any and all claims, losses, damages, expenses and liabilities the Trustee may incur in the exercise and performance of the Trustee's power and duties hereunder, unless the same are determined to be due to gross negligence or willful misconduct.

ARTICLE IX
AMENDMENT, TERMINATION AND MERGERS

9.1           AMENDMENT

(a)           The Employer shall have the right at any time to amend this Plan subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee or Administrator, may only be made with the Trustee's or Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

(b)           No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

(c)           Except as permitted by Regulations (including Regulation 1.411(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" which results in a further restriction on such benefit unless such "Section 411(d)(6) protected benefits" are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

9.2           TERMINATION

(a)           The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Combined Accounts shall become 100% Vested as provided in Section 7.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts (other than the Unallocated Suspense Account), including Forfeitures, shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

(b)           Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with Section 9.1(c).

9.3           MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 9.1(c).

ARTICLE X
TOP HEAVY

10.1         TOP HEAVY PLAN REQUIREMENTS

For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 7.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.4 of the Plan.

10.2         DETERMINATION OF TOP HEAVY STATUS

(a)           This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the "determination date," (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the one-year period ending on the "determination date," any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

(b)           Aggregate Account: A Participant's Aggregate Account as of the "determination date" is the sum of:

(1)           the Participant's Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the "determination date." However, with respect to Employees not performing services for the Employer during the year ending on the "determination date," the Participant's Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the "determination date" shall not be taken into account for purposes of this Section.

(2)           an adjustment for any contributions due as of the "determination date." Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the "determination date," except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the "determination date" that are allocated as of a date in that first Plan Year.

(3)           effective for any Plan Year beginning after December 31, 2001, any Plan distributions made within the Plan Year that includes the "determination date" or, with respect to distributions made for a reason other than severance from employment, disability or death, within the five (5) preceding Plan Years. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of distributions made after the Valuation Date and prior to the "determination date," such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date.

(4)           any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

(5)           with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account balance.

(6)           with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

(7)           For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

(c)           "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(1)           Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

(2)           Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

(3)           Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

(4)           An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

(d)           "Determination date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

(e)           Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

(f)           "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

(1)           the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

(2)           the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

exceeds sixty percent (60%) of a similar sum determined for all Participants.

ARTICLE XI
MISCELLANEOUS

11.1         PARTICIPANT'S RIGHTS

This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

11.2         ALIENATION

(a)           Subject to the exceptions provided below, and as otherwise permitted by the Code and Act, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or the Participant's Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

(b)           Subsection (a) shall not apply to the extent a Participant or Beneficiary is indebted to the Plan by reason of a loan made pursuant to Section 8.4, as a result of a loan from the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from the Participant's Combined Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against the Vested Participant's Combined Account, the Participant or Beneficiary shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.8 and 2.9.

(c)           Subsection (a) shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

(d)           Subsection (a) shall not apply to an offset to a Participant's accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, in accordance with Code Sections 401(a)(13)(C) and (D).

11.3         CONSTRUCTION OF PLAN

This Plan and Trust shall be construed and enforced according to the Code, the Act and the laws of the State of New York, other than its laws respecting choice of law, to the extent not pre-empted by the Act.

11.4         GENDER AND NUMBER

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

11.5         LEGAL ACTION

In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

11.6         PROHIBITION AGAINST DIVERSION OF FUNDS

(a)           Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.

(b)           In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

(c)           Except for Section 4.1(d), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

11.7         EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

11.8         INSURER'S PROTECTIVE CLAUSE

Except as otherwise agreed upon in writing between the Employer and the insurer, an insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

11.9         RECEIPT AND RELEASE FOR PAYMENTS

Any payment to any Participant, the Participant's legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

11.10       ACTION BY THE EMPLOYER

Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

11.11       NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee, and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method;" and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

11.12       HEADINGS

The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

11.13       ELECTRONIC MEDIA

The Administrator may use telephonic or electronic media to satisfy any notice requirements required by this Plan, to the extent permissible under regulations (or other generally applicable guidance). In addition, a Participant's consent to an immediate distribution may be provided through telephonic or electronic means, to the extent permissible under regulations (or other generally applicable guidance). The Administrator also may use telephonic or electronic media to conduct plan transactions such as enrolling participants, making (and changing) deferral elections, electing (and changing) investment allocations, applying for Plan loans, and other transactions, to the extent permissible under regulations (or other generally applicable guidance).

11.14       PLAN CORRECTION

The Administrator in conjunction with the Employer may undertake such correction of Plan errors as the Administrator deems necessary, including correction to preserve tax qualification of the Plan under Code Section 401(a) or to correct a fiduciary breach under the Act. Without limiting the Administrator's authority under the prior sentence, the Administrator, as it determines to be reasonable and appropriate, may undertake correction of Plan document, operational, demographic and employer eligibility failures under a method described in the Plan or under the IRS Employee Plans Compliance Resolution System ("EPCRS") or any successor program to EPCRS. The Administrator, as it determines to be reasonable and appropriate, also may undertake or assist the appropriate fiduciary or plan official in undertaking correction of a fiduciary breach, including correction under the DOL Voluntary Fiduciary Correction Program ("VFC") or any successor program to VFC.

11.15       APPROVAL BY INTERNAL REVENUE SERVICE

Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner's delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

11.16       UNIFORMITY

All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

11.17       SECURITIES AND EXCHANGE COMMISSION APPROVAL

The Employer may request an interpretative letter from the Securities and Exchange Commission stating that the transfers of Company Stock contemplated hereunder do not involve transactions requiring a registration of such Company Stock under the Securities Act of 1933. In the event that a favorable interpretative letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to their Effective Dates in order to obtain a favorable interpretative letter or to terminate the Plan.

ARTICLE XII
PARTICIPATING EMPLOYERS

12.1         ADOPTION BY OTHER EMPLOYERS

Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

12.2         REQUIREMENTS OF PARTICIPATING EMPLOYERS

(a)           Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

(b)           The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

(c)           Any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

12.3         DESIGNATION OF AGENT

Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

12.4         EMPLOYEE TRANSFERS

In the event an Employee is transferred between Participating Employers, accumulated service and eligibility shall be carried with the Employee involved. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

12.5         PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES

Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated only among those Participants of the Employer or Participating Employer making the contribution or by which the forfeiting Participant was employed. However, if the contribution is made, or the forfeiting Participant was employed, by an Affiliated Employer, in which event such contribution or Forfeiture shall be allocated among all Participants of all Participating Employers who are Affiliated Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee may keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Participating Employer shall immediately notify the Trustee thereof.

12.6         AMENDMENT

Any Participating Employer that is an Affiliated Employer hereby authorizes the Employer to make amendments on its behalf, unless otherwise agreed among all affected parties. If a Participating Employer is not an Affiliated Employer, then amendment of this Plan by the Employer at any time when there shall be a Participating Employer shall, unless otherwise agreed to by the affected parties, only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

12.7         DISCONTINUANCE OF PARTICIPATION

Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new trustee as shall have been designated by such Participating Employer, in the event that it has established a separate qualified retirement plan for its Employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" as described in Section 9.1(c). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

12.8         ADMINISTRATOR'S AUTHORITY

The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.

NBT Bancorp Inc.

By	/s/ Martin A. Dietrich
EMPLOYER

NBT Bank, N.A.

By	/s/ Michael J. Chewens
PARTICIPATING EMPLOYER

NBT Bank, N.A.

By	/s/ Timothy J. Handy
TRUSTEE

NBT BANCORP INC.
401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN

APPENDIX A
AUTOMATIC ENROLLMENT PROCEDURES

The following automatic enrollment procedures are established in accordance with Section 4.2 and shall remain in force until such time as they amended or revoked.

(a)
Any Eligible Employee hired on or after January 1, 2008 who thereafter satisfies the eligibility requirements as described in Section 3.1 for purposes of making Elective Contributions shall be automatically enrolled in the Plan and become a Participant in accordance with the provisions of Section 4.2 unless such Eligible Employee declines enrollment in accordance with paragraph (g) below. Notwithstanding the foregoing, if an Eligible Employee, upon first becoming eligible, affirmatively elects to enroll in the Plan for purposes of making Elective Contributions in accordance with Section 4.2, then these provisions shall not apply.

(b)
The Employer shall provide each Eligible Employee who first becomes eligible to make Elective Contributions on or after January 1, 2008 with a written explanation of the terms of this automatic enrollment provision. Such written explanation shall be provided on or before the first day of the month following the date an Eligible Employee’s employment with the Employer first commenced or, if later, the date an Employee first becomes an Eligible Employee.

(c)
If an Eligible Employee, upon first becoming eligible pursuant to Section 3.1 to make Elective Contributions fails to make an election to defer Compensation as provided for in Section 4.2(a), or fails to decline enrollment as provided for in paragraph (g) below, then such Eligible Employee shall be deemed to have elected to defer four percent (4%) of his Compensation each payroll period. This deemed election shall become effective as of the first day of the month following the date the Eligible Employee became a Participant and was first eligible to make a deferral election.

(d)
A Participant’s deemed deferral election shall be treated, for all purposes of the Plan, as if affirmatively elected by the Participant and shall remain in effect at the same rate unless and until the Participant elects to revoke or modify the deferral election in accordance with the requirements and limitations of Section 4.2.

(e)
The Compensation of a Participant that is deferred pursuant to a deemed deferral election shall be considered that Participant's Deferred Compensation and be treated as a Participating Employer Elective Contribution and allocated to that Participant's Elective Account as provided for in Section 4.2. A Participant's Elective Account attributable to Elective Contributions made by automatic enrollment as provided for here shall be subject to all the applicable limitations and withdrawal restrictions except as otherwise specifically provided for herein.

(f)
A Participant shall have the right to direct the investment of his Participant's Elective Account attributable to Elective Contributions made by automatic enrollment. Participant investment directions shall be made in accordance with the procedures established by the Employer as provided for in Section 4.12. If a Participant fails to direct the investment of his Participant's Elective Account, then such account shall be invested pursuant to the default investment directions established by the Employer.

(g)
An Employee or an Eligible Employee may decline to be automatically enrolled in the Plan as provided for herein by completing such form that is provided by or is acceptable to the Administrator, and delivering such declination to the Administrator prior to the date his first automatic Deferred Compensation would otherwise be withheld.

(h)
If an Eligible Employee declines automatic enrollment by delivering the appropriate form to the Administrator in accordance with paragraph (g) above but after Deferred Compensation has been withheld from his Compensation and Participating Employer Elective Contributions have been allocated to his Participant's Elective Account, such Eligible Employee may elect to receive a distribution of the entire value of his Participant's Elective Account attributable to Participating Employer Elective Contributions made during the period beginning with his automatic enrollment and ending with his election, adjusted for investment gains and losses. An Eligible Employee shall only be permitted to request such a distribution if the election is made within 90 days of the date of his first Participating Employer Elective Contribution under the arrangement. Any such distribution in accordance with this paragraph shall be paid as soon as administratively feasible following such election, but in no event later than 30 days following the end of the Plan Year in which such Deferred Compensation was withheld. Employer matching contributions, if any, attributable such Deferred Compensation shall be forfeited.

(i)
For purposes of this section, any required written notice, form or election that is described herein may be electronically presented by or delivered to the Administrator or its designee via such medium as established and approved by the Administrator or its designee, provided such electronic transmission and delivery system, and the notices, forms or elections presented thereon or delivered thereby, comply with Department of Labor Regulations pertaining to the use of electronic media in such instances.

NBT BANCORP INC.
401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN

APPENDIX B
PROTECTED DISTRIBUTION PROVISIONS

1.	Effective for distributions occurring prior to May 1, 2001, benefits shall be distributed in cash or kind, in one or any combination of the following manners selected by the Participant:

(a)	In a lump sum distribution or in one or more partial distributions in such amount as the Participant may from time to time elect;

(b)
In substantially equal installments over a period certain not to exceed the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Designated Beneficiary;

(c)
By purchase from an insurance company and distribution to the Participant of a nontransferable fixed or variable annuity contract, other than a life annuity contract, providing for payments over a period certain not to exceed the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Designated Beneficiary; or

(d)
By purchase from an insurance company and distribution to the Participant of a nontransferable life annuity contract providing for payments over a period not to exceed the life of the Participant (with or without a joint and survivor 50, 75 or 100 percent or period certain or guaranteed refund feature).

2.	With respect to Employer contributions made to the Plan on and before December 31, 1994, the following provisions shall apply:

(a)	Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's Company Stock Account shall become fully Vested.

(b)
Upon the death of a Former Participant, the Administrator shall direct the Trustee, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

(c)
Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the Pre-Retirement Survivor Annuity.

(d)
The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the Company Stock Account attributable to Participating Employer contributions made on or before December 31, 1994 on behalf of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

(e)
Unless otherwise elected, the Beneficiary of the death benefit shall be the Participant's spouse, who shall receive such benefit in the form of a Pre-Retirement Survivor Annuity, which is an immediate annuity form of payment for the life of the surviving spouse of a Participant who dies prior to his annuity starting date, which is the first day of the first period for which an amount is paid as an annuity, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit. Except, however, the Participant may designate a Beneficiary other than his spouse if:

(1)	the Participant and his spouse have validly waived the Pre-Retirement Survivor Annuity, and the spouse has waived his or her right to be the Participant's Beneficiary, or

(2)
the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

(3)	the Participant has no spouse, or

(4)	the spouse cannot be located.

In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

(f)	(1)
Unless otherwise elected as provided below, a Participant who is married on the Annuity Starting Date and who does not die before the Annuity Starting Date shall receive the value of his Company Stock Account derived from Participating Employer contributions made or before December 31, 1994 in the form of a joint and survivor annuity. The joint and survivor annuity is an annuity that commences immediately and shall be equal in value to a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to 50 percent of the rate at which such benefits were payable to the Participant. This joint and 50 percent survivor annuity shall be considered the designated qualified joint and survivor annuity and automatic form of payment of Participating Employer contributions made to a Participant's Company Stock Account on or before December 31, 1994. An unmarried Participant shall receive the value of his Company Stock Account derived from Participating Employer contributions made on or before December 31, 1994 in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of this Section as if it were an election to waive the joint and survivor annuity by a married Participant, but without the spousal consent requirement. The Participant may elect to have any annuity provided for in this Section distributed upon the attainment of the "earliest retirement age" under the Plan. The "earliest retirement age" is the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

(2)
Any election to waive the joint and survivor annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

(3)	The election period to waive the joint and survivor annuity shall be the ninety day period ending on the Annuity Starting Date.

(4)	With regard to the election, the Administrator shall provide to the Participant no less than thirty days and no more than ninety days before the Annuity Starting Date a written explanation of:

(i)	the terms and conditions of the joint and survivor annuity,

(ii)	the Participant's right to make, and the effect of, an election to waive the joint and survivor annuity,

(iii)	the right of the Participant's spouse to consent to any election to waive the joint and survivor annuity, and

(iv)	the right of the Participant to revoke such election, and the effect of such revocation.

(5)	Any distribution provided for in this Section may commence less than thirty days after the notice required by Code Section 417(a)(3) is given, provided that:

(i)
the Administrator clearly informs the Participant that the Participant has a right to a period of 30 days after receiving the notice to consider whether to waive the joint and survivor annuity and consent to a form of distribution other than a joint and survivor annuity,

(ii)
the Participant is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the joint and survivor annuity is provided to the Participant,

(iii)
the Annuity Starting Date is after the date that the explanation of the joint and survivor annuity is provided to the Participant. However, the Annuity Starting Date may be before the date that any affirmative distribution election is made by the Participant and before the date that the distribution is permitted to commence under (iv) below, and

(iv)
distribution in accordance with the affirmative election does not commence before the expiration of the 7-day period that begins the day after the explanation of the joint and survivor annuity is provided to the Participant.

(g)
In the event a married Participant duly elects not to receive his benefit in the form of a joint and survivor annuity, or if such Participant is not married, in the form of a life annuity, the Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods:

(1)	One lump-sum payment in cash.

(2)	Payments over a period certain in monthly, quarterly, semi-annual, or annual cash installments.

(h)
The present value of a Participant's joint and survivor annuity derived from Participating Employer and Employee contributions may not be paid without his written consent if the value exceeds, or has ever exceeded, $3,500 ($5,000 for distributions occurring after December 31, 1997) at the time of any prior distribution. Further, the spouse of a Participant must consent in writing to any immediate distribution. Any written consent must be obtained not more than ninety days before commencement of the distribution.

If the value of the Participant's benefit derived from Participating Employer and Employee contributions does not exceed $3,500 ($5,000 for distributions occurring after December 31, 1997), the Administrator may immediately distribute such benefit without such Participant's consent. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the Participant and his spouse consent in writing to such distribution.

(i)
Any distribution to a Participant who has a benefit which exceeds, or has ever exceeded, $3,500 ($5,000 for distributions occurring after December 31, 1997) at the time of any prior distribution shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

(1)
No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417.

(2)
The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit.

(3)	Notice of the rights specified under this paragraph shall be provided no less than thirty days and no more than ninety days before the Annuity Starting Date.

(4)	Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the Annuity Starting Date.

(5)	No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

Any such distribution may commence less than thirty days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

3.
Distributions occurring prior to April 1, 2002 to Participants, Former Participants, or Beneficiaries who formerly participated in the First National Bank of Northern New York Employee Stock Ownership Plan shall be made in cash or kind, in one or any combination of the following manners selected by the Participant, Former Participant, or Beneficiary:

(a)	In a lump sum distribution or in one or more partial distributions in such amount as the Participant may from time to time elect; or

(b)	In substantially equal installments over a period certain not to exceed five years.

4.
Distributions occurring prior to April 1, 2002 to Participants, Former Participants, or Beneficiaries who formerly participated in the First Nat'l NY Employee Profit Sharing Plan shall be made in cash or kind, in one or any combination of the following manners selected by the Participant, Former Participant, or Beneficiary:

(a)	In a lump sum distribution or in one or more partial distributions in such amount as the Participant may from time to time elect;

(b)
In substantially equal installments over a period certain not to exceed the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Designated Beneficiary;

(c)
By purchase from an insurance company and distribution to the Participant of a nontransferable fixed or variable annuity contract, other than a life annuity contract, providing for payments over a period certain not to exceed the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Designated Beneficiary; or

(d)
By purchase from an insurance company and distribution to the Participant of a nontransferable life annuity contract providing for payments over a period not to exceed the life of the Participant (with or without a joint and survivor 50, 75 or 100 percent or period certain or guaranteed refund feature).

5.
Any distribution to a Participant, Former Participant, or Beneficiary who formerly participated in the City National Bank & Trust Company of Gloversville Profit Sharing Plan prior to the that occurs between dates (A) and (B), where (A) is the later of January 31, 2006 or the date the Employer or an Affiliated Employer acquired City National Bank and Trust Company of Gloversville and (B) is the later of ninety (90) days after the date specified in (A) or the date such Participant receives the Summary Plan Description of the Plan; shall be made in one of the following forms:

(a)	One lump sum payment; or

(b)
Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments.  The period over which such payment is to be made shall not extend beyond the Participant’s life expectancy (or the life expectancy of the Participant and his designated Beneficiary).